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Filed Pursuant to Rule 424(b)(5)
File No. 333-206500-01

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus Supplement dated August 1, 2017

PROSPECTUS SUPPLEMENT
(To prospectus dated July 31, 2017)

$

Washington Prime Group, L.P.

            % Notes due 20

         Washington Prime Group, L.P. (the "Operating Partnership"), the majority-owned limited partnership subsidiary through which Washington Prime Group Inc. (together with its subsidiaries, including the Operating Partnership, the "Company") holds all of its assets and conducts all of its operations, is offering $            million aggregate principal amount of        % Notes due 20    (the "Notes"). The Operating Partnership will pay interest on the Notes semi-annually in arrears on         and        of each year, beginning on            , 20    . The interest rate payable on the Notes will be increased by 0.50%, or 50 basis points, if, at any time, at least two of Moody's, S&P and Fitch (or, in each case, a substitute rating agency therefor) downgrades the credit rating assigned to the Notes below "investment grade," as described in "Description of Notes—Interest Rate Adjustment." The Notes will mature on            , 20    . However, the Operating Partnership may redeem the Notes prior to maturity at its option, at any time in whole or from time to time in part, at the applicable redemption price described in this prospectus supplement under "Description of Notes." If the Notes are redeemed on or after                 , 20    , the redemption price will not include a make-whole amount (defined herein).

         The Notes will be the Operating Partnership's unsecured and unsubordinated obligations and will rank equally in right of payment with all of the Operating Partnership's existing and future unsecured and unsubordinated indebtedness. The Notes will be effectively subordinated in right of payment to the Operating Partnership's existing and future secured indebtedness (to the extent of the value of the collateral securing such indebtedness). The Notes will also be structurally subordinated in right of payment to all existing and future indebtedness and other liabilities, whether secured or unsecured, and preferred equity of the Operating Partnership's subsidiaries.

         The Notes will not be guaranteed by the Company or any of its subsidiaries.

         The Notes are a new issue of securities with no established trading market. The Operating Partnership does not intend to apply to list the Notes on any securities exchange or on any automated dealer quotation system.

         Investing in the Notes involves risks. See "Risk Factors" beginning on page S-7 of this prospectus supplement and Item 1A of the Operating Partnership's and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Per Note	Total

Public Offering Price(1)%	$

Underwriting Discount %	$

Proceeds (before offering expenses) to the Operating Partnership(1)%	$

(1)
Plus accrued interest from        , 2017, if settlement occurs after that date.

         Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

         We expect that delivery of the Notes will be made to investors in book-entry only form through the facilities of The Depository Trust Company on or about        , 2017.

Joint Book-Running Managers

BofA Merrill Lynch	Goldman Sachs & Co. LLC	Jefferies	US Bancorp

The date of this prospectus supplement is August     , 2017.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information in this prospectus supplement shall control.

        You should read this document together with additional information described under the headings "Where to Find Additional Information" and "Incorporation of Certain Information by Reference" in this prospectus supplement. Neither we nor the underwriters have authorized anyone to provide you with information different from, or additional to, that contained or incorporated by reference in this prospectus supplement, and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and none of the underwriters are, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement and the accompanying prospectus, as well as the information we and the Company have previously filed with the Securities and Exchange Commission, or the SEC, and incorporated by reference in this document, is accurate only as of its date or the date which is specified in those documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those respective dates.

        References in this prospectus supplement to the "Operating Partnership," "WPG L.P.," "we," "us," or "our" are to Washington Prime Group, L.P., an Indiana limited partnership, and references herein to "WPG Inc.," "WPG," or the "Company" are to Washington Prime Group Inc., an Indiana corporation and its consolidated subsidiaries, including Washington Prime Group, L.P. The term "you" refers to a prospective investor.

        WPG Inc. operates as a self-managed and self-administered real estate investment trust, or REIT. WPG Inc. owns properties and conducts operations through the Operating Partnership, of which WPG Inc. is the sole general partner and of which it held approximately 84.3% of the partnership interests, or OP units, at June 30, 2017. The remaining OP units are owned by various limited partners. As the sole general partner of the Operating Partnership, WPG Inc. has the exclusive and complete responsibility for the Operating Partnership's day-to-day management and control. Management operates WPG Inc. and the Operating Partnership as one enterprise. The management of WPG Inc. consists of the same persons who direct the management of the Operating Partnership. As general partner with control of the Operating Partnership, WPG Inc. consolidates the Operating Partnership for financial reporting purposes, and WPG Inc. does not have significant assets other than its investment in the Operating Partnership. Therefore, the assets and liabilities of WPG Inc. and the Operating Partnership are substantially the same on their respective consolidated financial statements and the disclosures of WPG Inc. and the Operating Partnership also are substantially similar.

S-ii

SUMMARY

        The following summary contains basic information about this offering and the principal terms of the Notes. It does not contain all of the information that you should consider before deciding whether to invest in the Notes. To understand this offering fully prior to making an investment decision, you should carefully read this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein and therein. See "Where to Find Additional Information" in this prospectus supplement. You should also carefully consider the "Risk Factors" sections in this prospectus supplement and in our and the Company's Annual Report on Form 10-K for the year ended December 31, 2016, incorporated by reference in this prospectus supplement and the accompanying prospectus, as such may be updated in any future filings we make under the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the completion of this offering.

 The Operating Partnership and WPG Inc.

        WPG Inc. is an Indiana corporation that operates as a fully integrated, self-administered and self-managed real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Code. REITs will generally not be liable for federal corporate income taxes as long as they continue to distribute not less than 100% of their REIT taxable income and satisfy certain other requirements. The Operating Partnership is WPG Inc.'s majority-owned limited partnership subsidiary that owns, develops and manages, through its affiliates, all of WPG Inc.'s real estate properties and other assets. WPG Inc. is the sole general partner of the Operating Partnership. As of June 30, 2017, our assets consisted of material interests in 110 shopping centers in the United States, consisting of community shopping centers and enclosed retail properties, comprised of approximately 60 million square feet of gross leasable area.

Business Opportunities

        We derive our revenues primarily from retail tenant leases, including fixed minimum rent leases, percentage rent leases based on tenants' sales volumes and reimbursements from tenants for certain expenses. We seek to re-lease our spaces at higher rents and increase our occupancy rates, and to enhance the performance of our properties and increase our revenues by, among other things, adding or replacing anchors or big-box tenants, re-developing or renovating existing properties to increase the leasable square footage, and increasing the productivity of occupied locations through aesthetic upgrades, re-merchandising and/or changes to the retail use of the space.

        Additionally, we feel there are opportunities to enhance our portfolio and balance sheet through active portfolio management. We believe that there are opportunities for us to acquire additional shopping centers that match our investment and strategic criteria. We invest in real estate properties to maximize total financial return which includes both operating cash flows and capital appreciation. We also seek to dispose of or contribute to a joint venture assets that no longer meet our strategic criteria. These dispositions will be a combination of asset sales and transitions of over-levered properties to lenders.

        Additional information about the Company and its subsidiaries, including the Operating Partnership, is included in documents incorporated by reference into this prospectus supplement. See "Where to Find Additional Information" and "Incorporation of Certain Information by Reference" in this prospectus supplement.

 Corporate Information

        The Operating Partnership was organized and WPG Inc. was incorporated under the laws of the State of Indiana, and the Operating Partnership's principal executive offices are located at 180 East Broad Street, Columbus, Ohio 43215, with an additional corporate office located at 111 Monument Circle, Indianapolis, Indiana 46204. The telephone number to the Operating Partnership's principal office is (614) 621-9000. WPG Inc.'s website can be found at www.washingtonprime.com. The information contained on, or accessible through, our website is not, and you must not consider the information to be, part of, or incorporated by reference into, this prospectus supplement or the accompanying prospectus.

 The Offering

        The following is a brief summary of some of the terms of this offering. A more detailed description is contained in this prospectus supplement under the section "Description of Notes," together with the section "Description of Debt Securities We May Offer" in the accompanying prospectus. To understand all of the terms of this offering of the Notes, you should carefully read this prospectus supplement and the accompanying prospectus and the documents we refer to, or incorporate by reference, herein and therein.

Issuer	Washington Prime Group, L.P.
Notes Offered	$ million aggregate principal amount of % Notes due 20 .
Maturity	Unless earlier redeemed, the Notes will mature on , 20 .
Optional Redemption
We may redeem the Notes at our option at any time in whole or from time to time in part at the applicable redemption price specified herein. If the Notes are redeemed on or after , 20 ( months prior to the maturity date), the redemption price will be equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date (and will not include a make-whole amount). See "Description of Notes."
Interest	The Notes will bear interest at a rate of % per year. Interest will be payable semi-annually in arrears on and of each year, beginning , 2018.
Interest Rate Adjustment
The interest rate payable on the Notes will be increased by 0.50%, or 50 basis points, if, at any time, at least two of Moody's, S&P and Fitch (or, in each case, a substitute rating agency therefor) downgrades the credit rating assigned to the Notes below "investment grade," as contemplated herein. See "Description of Notes—Interest Rate Adjustment."
Ranking	The Notes will be our unsecured and unsubordinated obligations and will:
• rank equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness;
• be effectively subordinated in right of payment to all of our existing and future secured indebtedness (to the extent of the value of the collateral securing such indebtedness); and
• be structurally subordinated in right of payment to all existing and future indebtedness and other liabilities, whether secured or unsecured, and preferred equity of our subsidiaries.

As of June 30, 2017, we had outstanding approximately $1.6 billion of unsecured and unsubordinated indebtedness and no secured indebtedness, and our subsidiaries had $1.4 billion of secured notes payable and $205.8 million of preferred and other redeemable equity outstanding.
No Guarantees	The Notes will not be guaranteed by WPG Inc. or any of its subsidiaries.
Certain Covenants	Under the indenture, we have agreed, among other things, to certain restrictions on incurring debt and using our assets as security in other transactions and other restrictions.

We will not, and will not permit any subsidiary to, incur any Indebtedness (as defined herein) if as a result of such incurrence the aggregate principal amount of all outstanding Indebtedness on a consolidated basis:
• would be greater than 60% of Total Assets (as defined herein) or
• with respect to Indebtedness secured by an encumbrance on our property or that of any subsidiary, would be greater than 40% of Total Assets.

We will not, and will not permit any subsidiary to, incur any Indebtedness if the ratio of Consolidated EBITDA (as defined herein) to the annual service charge for the four consecutive fiscal quarters ended on the most recent reporting date would have been less than 1.50 to 1.00, on a pro forma basis, after giving effect to the incurrence of the additional Indebtedness and the application of the proceeds of such Indebtedness, calculated subject to certain assumptions.
We and our subsidiaries will at all times own total unencumbered assets equal to at least 150% of the aggregate outstanding principal amount of our consolidated unsecured indebtedness.
These covenants are subject to a number of important exceptions and qualifications.
Use of Proceeds
We expect the net proceeds from the sale of the Notes in this offering will be approximately $ million, after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds from this offering to pay off the outstanding term indebtedness under our May 2014 Term Loan (as defined herein). Any additional proceeds shall be used to reduce the outstanding term indebtedness under our June 2015 Term Loan (as defined herein). See "Use of Proceeds."

Conflicts of Interest	Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters in this offering, or its affiliates is a lender, the administrative agent and the joint lead arranger and joint bookrunner, Goldman Sachs & Co. LLC, one of the underwriters in this offering, or its affiliates is a lender and the senior managing agent and U.S. Bancorp Investments, Inc., one of the underwriters in this offering, or its affiliates is a lender, the joint lead arranger and joint bookrunner and the co-syndication agent under our May 2014 Term Loan being repaid with the net proceeds from this offering, and will receive a portion of those net proceeds. Additionally, Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters in this offering, or its affiliates is a lender, the administrative agent and the joint lead arranger and joint bookrunner, Goldman Sachs & Co. LLC or its affiliates is a lender and the senior managing agent and U.S. Bancorp Investments, Inc., one of the underwriters in this offering, or its affiliates is a lender, the joint lead arranger and joint bookrunner and the co-syndication agent under our June 2015 Term Loan. To the extent that a portion of the net proceeds from this offering is used to repay amounts outstanding under our June 2015 Term Loan, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co. LLC, U.S. Bancorp Investments, Inc. or their affiliates will receive a portion of those net proceeds. See "Underwriting (Conflicts of Interest)—Conflicts of Interest."
No Public Market
The Notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the Notes on any securities exchange or for quotation of the Notes on any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the Notes, but they are not obligated to do so and may discontinue any market-making at any time without notice. An active trading market for the Notes may not develop or continue, which would adversely affect the market price and liquidity for the Notes.
Book-Entry Form
The Notes will be book entry only and registered in the name of a nominee of The Depository Trust Company ("DTC"). Investors may elect to hold interests in the Notes through Clearstream Banking, S.A. ("Clearstream") and Euroclear Bank S.A./N.V. ("Euroclear"), which in turn will hold interests in the Notes in their capacity as participants at DTC. The Notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Additional Notes	We may, from time to time, without notice to or the consent of the holders of the Notes, create and issue additional debt securities having the same terms as the Notes in all respects, except for the issue date and, under certain circumstances, the issue price, the date from which interest begins to accrue and the first payment of interest thereon, provided that any additional debt securities must be fungible with the previously outstanding Notes for U.S. federal income tax purposes, provided, however, that no such additional issuance may occur prior to the date that is six months subsequent to the date of the initial issuance of the Notes (that is, not prior to February , 2018).
Trustee and Paying Agent	U.S. Bank National Association will be the trustee and paying agent under the indenture relating to the Notes.
Governing Law	The indenture and the Notes will be governed by the laws of the State of New York.
Risk Factors
See "Risk Factors" included in this prospectus supplement and in the Operating Partnership's and WPG's most recent Annual Report on Form 10-K, as updated by its subsequent filings under the Exchange Act prior to the completion of this offering, as well as other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of factors you should carefully consider before deciding to invest in the Notes.

RISK FACTORS

        The Notes offered by this prospectus supplement and the accompanying prospectus may involve a high degree of risk. You should read carefully the following risk factors and the "Risk Factors" section in our and WPG's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference into this prospectus supplement and the accompanying prospectus, in addition to the other information set forth in this prospectus supplement and the accompanying prospectus, before deciding to make an investment in the Notes. Such risk factors, as well as additional risks that are not presently known, or that we presently deem to be immaterial, could have a material adverse effect on our financial condition, liquidity, results of operations, business and prospects and on our ability to service and repay our indebtedness, including the Notes.

         Our substantial indebtedness could materially and adversely affect our ability to meet our debt service obligations under the Notes and fund our business.

        We have substantial indebtedness, which could adversely affect our ability to service and repay our indebtedness, including the Notes, and have a negative impact on our financing options, financial condition and liquidity. As of June 30, 2017, we had consolidated indebtedness of approximately $3.0 billion.

        Our high degree of debt leverage could have significant consequences, including the following:

  •
  our cash flow may be insufficient to service and repay our indebtedness, including the Notes, which would enable the lenders and other debtholders to accelerate the maturity of our indebtedness;

  •
  our ability to use existing funds or obtain additional financing in the future for working capital, capital expenditures, acquisitions and other general business purposes may be eliminated or otherwise limited;

  •
  we may be unable to refinance our indebtedness at maturity or earlier acceleration, if applicable, or the refinancing terms may be less favorable than the terms of the indebtedness being refinanced or otherwise be generally unfavorable;

  •
  because a significant portion of our debt bears interest at variable rates, increases in interest rates, as well as any fixed rate debt we may issue in the future, could materially increase our interest expense on such debt;

  •
  if we default on our secured indebtedness, we may be forced to dispose of our properties that secure such indebtedness, possibly on disadvantageous terms;

  •
  if we default on our secured indebtedness, the lenders may foreclose on our properties or our interests in the entities that own the properties that secure such indebtedness and may exercise remedies under assignments of rents and leases to take our revenues;

  •
  we may violate restrictive covenants in our debt agreements, which would entitle the lenders and other debtholders to accelerate the maturity of our indebtedness;

  •
  we may be placed at a competitive disadvantage to other, less leveraged competitors;

  •
  we may be more vulnerable to economic downturns and be unable to withstand competitive pressures; and

  •
  we may be subject to adverse actions by the rating agencies.

         We may not be able to generate sufficient cash to service and repay all of our indebtedness, including the Notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

        Our ability to make scheduled payments on, or to refinance, our indebtedness, including the Notes, and to fund our operations, working capital, acquisitions, development projects, capital expenditures and other important business uses depends on our ability to generate sufficient cash flow in the future. To a certain extent, our cash flow is subject to prevailing economic and competitive conditions and to certain financial, business, legislative, operating, regulatory and other factors, many of which are beyond our control. We may be unable to maintain a level of cash flows from operating activities sufficient to permit us both to fund our business purposes and to pay the principal of, or premium, if any, and interest on, our indebtedness, including the Notes.

        If our cash flows and capital resources are insufficient to service and repay our indebtedness and fund other cash requirements, we could face substantial liquidity problems and could be forced to reduce or delay investments and capital expenditures or to sell assets or operations, seek additional equity or debt capital, or restructure or refinance our indebtedness, including the Notes. We may not be able to effect any such alternative measures, if necessary, on commercially reasonable terms or at all and, even if successful, such alternative actions may not allow us to meet all of our debt obligations or fund other cash requirements. Our Revolving Credit Facility and Term Loan Agreement, dated as of May 15, 2014, which we refer to as the Facility, restricts (a) our ability to dispose of assets and (b) our ability to incur indebtedness. Additionally, our June 2015 Term Loan, our senior unsecured term loan due January 2023 and our 3.850% senior unsecured notes due April 2020 each have similar covenants as are contained in the Facility. Therefore, we may not be able to sell assets or operations or raise additional debt capital in amounts sufficient to meet any debt obligations then due.

        Additionally, we are a holding company that conducts our operations through our subsidiaries, none of which are guarantors of the Notes, and we have no material assets other than our interest in our subsidiaries. Accordingly, our cash flow and our ability to service our indebtedness, including the Notes, depends upon the operating cash flows of our subsidiaries and the distribution of those cash flows, whether by dividend, loan, debt repayment or otherwise, by those subsidiaries to us. Our subsidiaries do not have any obligation to pay amounts due on the Notes or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make cash available to us to enable us to make payments in respect of our indebtedness, including the Notes. Each subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual prohibitions or other restrictions may limit our ability to obtain cash from our subsidiaries. In the event that our subsidiaries do not make sufficient cash available to us, we may be unable to make required principal, premium, if any, and interest payments on our indebtedness, including the Notes.

        If we fail to make required payments in respect of our indebtedness, (i) we will be in default thereunder and, as a result, the related debtholders and lenders, and potentially other debtholders and lenders, could declare all outstanding principal and interest to be due and payable, (ii) the lenders under the Facility could terminate their commitments to loan money to us, (iii) our subsidiaries' secured lenders could foreclose against the assets securing the related indebtedness, (iv) cross-defaults on other financing obligations or defaults in other transactional arrangements could occur; and (v) we could be forced into bankruptcy or liquidation, in each case, which could result in your losing your investment in the Notes.

         Despite current and anticipated debt levels, we may still be able to incur substantially more indebtedness. This could further exacerbate the risks described above.

        We may be able to incur substantial additional indebtedness in the future. Although the Facility, the agreements governing our other indebtedness and the indenture governing the Notes restrict the incurrence of additional indebtedness, these restrictions are subject to certain exceptions and the additional indebtedness incurred in compliance with these restrictions could be substantial. Our existing indebtedness ranks equally with the Notes and any additional indebtedness we may incur may rank equally with the Notes, and the holders of such existing indebtedness and such additional indebtedness will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us. Additionally, to the extent any additional indebtedness is secured, the Notes will be effectively subordinated to such indebtedness to the extent of the value of the collateral securing such indebtedness. This may have the effect of reducing the amount of any assets available to you. If new indebtedness is added to our current indebtedness levels, the related risks that we now face would intensify.

         The terms of the agreements governing our indebtedness (including the Notes) may restrict our current and future operations, particularly our ability to respond to changes or to pursue our business strategies.

        The Facility, the agreements governing our other indebtedness and the indenture governing the Notes contain a number of restrictive covenants that impose significant operating and financial restrictions on us and may limit our ability to engage in acts that may be in our long-term best interests, including, among other things, restrictions (some of which are not contained in the indenture governing the Notes) on our ability to:

  •
  incur, assume or guarantee additional indebtedness;

  •
  make loans, advances or other investments;

  •
  incur liens;

  •
  sell or otherwise dispose of assets;

  •
  consolidate or merge with or into, or sell all or substantially all of our assets to, another person; and

  •
  enter into transactions with affiliates.

        Additionally, the Facility, the agreements governing our other indebtedness and the indenture governing the Notes require us to comply with financial maintenance covenants. Our ability to satisfy the financial maintenance covenants is affected by our performance, as well as events beyond our control, and accordingly we cannot assure you that we will meet them.

        A breach of the covenants under the Facility, the agreements governing our other indebtedness or the indenture governing the Notes could result in an event of default under the applicable agreement. Such default may allow the related debtholders or lenders to accelerate the applicable indebtedness and may result in the acceleration of other indebtedness to which a cross-acceleration or cross-default provision applies. Additionally, an event of default under the Facility will permit the lenders under the Facility to terminate all commitments to extend further credit to us thereunder. In the event any of our indebtedness is accelerated, we cannot assure you that we will have sufficient assets to repay any or all accelerated indebtedness.

        As a result of these restrictions, we may be:

  •
  limited in how we conduct our business;

  •
  unable to raise additional debt or equity financing to operate on commercially reasonable terms or at all, especially during general economic or business downturns; or

  •
  unable to compete effectively or to take advantage of new business opportunities.

        These restrictions may affect our ability to grow in accordance with our plans.

         The effective subordination of the Notes may limit our ability to satisfy our obligations under the Notes.

        The Notes will be our unsecured unsubordinated obligations that will rank equally in right of payment to all of our existing and future unsecured unsubordinated indebtedness. None of our subsidiaries will guarantee the Notes. Payments on the Notes are only required to be made by us. As a result, no payments are required to be made by, and holders of Notes will not have a claim against the assets of, any of our subsidiaries, except if those assets are transferred, by dividend or otherwise, to us. The Notes will be effectively subordinated in right of payment to our secured indebtedness to the extent the value of the collateral securing such indebtedness and to all existing and future preferred equity and liabilities, whether secured or unsecured, of our subsidiaries. The indenture governing the Notes will not prohibit us or any of our subsidiaries from incurring additional indebtedness, except to the extent of the covenants expressly specified therein, or issuing preferred equity in the future. In the event of our bankruptcy, liquidation, reorganization or other winding up, any of our secured indebtedness may be paid from our assets that secure such secured indebtedness and the proceeds of such assets will be available to pay obligations on the Notes only after all such secured indebtedness has been repaid in full from such assets. Our subsidiaries are separate and distinct legal entities and have no obligation to make any payments due under the Notes or to provide us with the necessary funds for its payment obligations. In the event of the bankruptcy, liquidation, reorganization or other winding up of any of our subsidiaries, holders of our indebtedness, including the Notes, will not have any claim to the assets of such subsidiaries. We caution you that there may not be sufficient assets available to us thereafter to pay amounts due on any or all the Notes then outstanding.

        As of June 30, 2017, we had approximately $1.6 billion of unsecured and unsubordinated indebtedness outstanding, and our subsidiaries had $1.4 billion of secured notes payable and $205.8 million of preferred and other redeemable equity outstanding. This amount excludes our pro rata share of the mortgage indebtedness of unconsolidated properties of $626.2 million. We anticipate that from time to time our subsidiaries will incur additional indebtedness and other liabilities.

         We may be unable to repay the Notes at maturity.

        At maturity, the entire outstanding principal amount of the Notes will become due and payable. We may not have sufficient funds to make the required payments in respect of the Notes in cash at maturity or the ability to arrange necessary financing on acceptable terms or at all. Additionally, our ability to make any required payments in respect of the Notes may be prohibited or otherwise limited by law or the terms of other agreements relating to our other indebtedness outstanding at the time. Our failure to make payments as required by the indenture governing the Notes would constitute an event of default under the indenture and, under certain conditions, would constitute an event of default under the Facility and the agreements governing our other indebtedness, permitting acceleration of the maturity of all indebtedness borrowed thereunder, and could constitute an event of default under our future indebtedness, also permitting acceleration of the maturity thereof.

         There is currently no trading market for the Notes, and an active public trading market for the Notes may not develop or, if it develops, may not be maintained. The failure of an active liquid trading market for the Notes to develop or be maintained is likely to adversely affect the market price and liquidity of the Notes.

        The Notes are a new issue of securities, and there is currently no existing trading market for the Notes. We do not intend to apply for listing of the Notes on any securities exchange or for a quotation of the Notes on any automated dealer quotation system. Although the underwriters have advised us that they intend to make a market in the Notes, they are not obligated to do so and may discontinue any market-making at any time without notice. Accordingly, an active trading market may not develop for the Notes and, even if one develops, may not be maintained. If an active trading market for the Notes does not develop or is not maintained, the market price and liquidity of the Notes is likely to be adversely affected, and holders may not be able to sell their Notes at desired times and prices or at all.

If any of the Notes are traded after their purchase, they may trade at a discount from their purchase price.

        The liquidity of the trading market, if any, and future trading prices of the Notes will depend on many factors, including, among other things, prevailing interest rates, our business, financial condition, liquidity, results of operations, cash flows, prospects and credit rating or outlook changes, and those of comparable entities, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in any of these factors, some of which are beyond our control. Additionally, market volatility or events or developments in the credit markets could materially and adversely affect the market value of the Notes, regardless of our business, financial condition, liquidity, results of operations, prospects or credit quality.

         The Company will not guarantee the Notes.

        The Notes will not be guaranteed by the Company. Additionally, the Company will not be subject to the covenants set forth in the indenture.

         A downgrade in our corporate credit ratings could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects and the market price of the Notes.

        Our corporate credit ratings are subject to ongoing evaluation by credit rating agencies, and we cannot assure you that any rating will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. Moreover, such credit ratings are not recommendations to buy, sell or hold the Notes or any other securities. If any credit rating agencies downgrade our corporate ratings or otherwise indicate that its outlook for that rating is negative, it could have a material adverse effect on the market price of the Notes and our costs and availability of capital, which could in turn have a material adverse effect on our business, financial condition, liquidity, results of operations and prospects and our ability to satisfy our debt service obligations (including payments on the Notes). Further, as further described herein the Notes are subject to an interest rate increase in the event of downgrades in certain circumstances.

         Redemption may adversely affect your return on the Notes.

        The Notes are redeemable at our option and we may choose to redeem some or all of the Notes from time to time, especially when prevailing interest rates are lower than the rate borne by the Notes. If prevailing rates are lower at the time of redemption, you would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the Notes being redeemed. See "Description of Notes."

         The underwriters may have conflicts of interest that arise out of contractual relationships they or their affiliates have with us.

        We intend to use the net proceeds from this offering to pay off the outstanding term indebtedness under our senior unsecured term loan with Bank of America, N.A., as administrative agent, and the lender parties thereto, dated as of May 15, 2014 (the "May 2014 Term Loan"). On March 31, 2017, we extended the maturity of the May 2014 Term Loan from May 30, 2017 to May 30, 2018. We have one 12-month extension available at our option subject to compliance with the terms of the May 2014 Term Loan and payment of a customary extension fee. On July 6, 2016, we executed interest rate swap agreements totaling $200.0 million, which effectively fixed the interest rate on a portion of the May 2014 Term Loan at 2.04% through August 1, 2018. The interest rate on the May 2014 Term Loan may vary in the future based on our credit rating. The May 2014 Term Loan bears interest at LIBOR plus 1.45% per annum. As of June 30, 2017, the applicable interest rate on the unhedged portion of the

May 2014 Term Loan was 2.68%, and we had approximately $500.0 million of outstanding indebtedness under the May 2014 Term Loan.

        Any additional proceeds shall be used to reduce outstanding borrowings under the outstanding term indebtedness under our senior unsecured term loan with Bank of America, N.A., as administrative agent, and the lender parties thereto, dated June 4, 2015 (the "June 2015 Term Loan"). On June 19, 2015, we executed interest rate swap agreements totaling $500.0 million, which effectively fixed the interest rate on the June 2015 Term Loan at 2.56% through June 2018. The interest rate on the June 2015 Term Loan may vary in the future based on our credit rating. The June 2015 Term Loan bears interest at LIBOR plus 1.45% per annum. As of June 30, 2017, we had approximately $500.0 million of outstanding indebtedness under the June 2015 Term Loan.

        Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters in this offering, or its affiliates is a lender, the administrative agent and the joint lead arranger and joint bookrunner, Goldman Sachs & Co. LLC, one of the underwriters in this offering, or its affiliates is a lender and the senior managing agent and U.S. Bancorp Investments, Inc., one of the underwriters in this offering, or its affiliates is a lender, the joint lead arranger and joint bookrunner and the co-syndication agent under our May 2014 Term Loan being repaid with the net proceeds from this offering, and will receive a portion of those net proceeds. Additionally, Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters in this offering, or its affiliates is a lender, the administrative agent and the joint lead arranger and joint bookrunner, Goldman Sachs & Co. LLC or its affiliates is a lender and the senior managing agent and U.S. Bancorp Investments, Inc., one of the underwriters in this offering, or its affiliates is a lender, the joint lead arranger and joint bookrunner and the co-syndication agent under our June 2015 Term Loan. To the extent that a portion of the net proceeds from this offering is used to repay amounts outstanding under our June 2015 Term Loan, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co. LLC, U.S. Bancorp Investments, Inc. or their affiliates will receive a portion of those net proceeds. See "Underwriting (Conflicts of Interest)—Conflicts of Interest."

        U.S. Bank National Association will also serve as trustee under the indenture governing the Notes and will receive customary compensation thereunder. As a result, certain of the underwriters and their affiliates have an interest in the successful completion of this offering beyond the customary underwriters' discounts received by such underwriters, which could result in a conflict of interest and cause them to act in a manner that is not in the best interests of us or our investors in this offering.

 USE OF PROCEEDS

        We expect the net proceeds from the sale of the Notes in this offering will be approximately $     million, after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds from this offering to pay off the outstanding term indebtedness under the May 2014 Term Loan. On March 31, 2017, we extended the maturity of the May 2014 Term Loan from May 30, 2017 to May 30, 2018. We have one 12-month extension available at our option subject to compliance with the terms of the May 2014 Term Loan and payment of a customary extension fee. On July 6, 2016, we executed interest rate swap agreements totaling $200.0 million, which effectively fixed the interest rate on a portion of the May 2014 Term Loan at 2.04% through August 1, 2018. The interest rate on the May 2014 Term Loan may vary in the future based on our credit rating. The May 2014 Term Loan bears interest at LIBOR plus 1.45% per annum. As of June 30, 2017, the applicable interest rate on the unhedged portion of the May 2014 Term Loan was 2.68%, and we had approximately $500.0 million of outstanding indebtedness under the May 2014 Term Loan.

        Any additional proceeds shall be used to reduce the outstanding term indebtedness under the June 2015 Term Loan. On June 19, 2015, we executed interest rate swap agreements totaling $500.0 million, which effectively fixed the interest rate on the June 2015 Term Loan at 2.56% through June 2018. The interest rate on the June 2015 Term Loan may vary in the future based on our credit rating. The June 2015 Term Loan bears interest at LIBOR plus 1.45% per annum. As of June 30, 2017, we had approximately $500.0 million of outstanding indebtedness under the June 2015 Term Loan.

        Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters in this offering, or its affiliates is a lender, the administrative agent and the joint lead arranger and joint bookrunner, Goldman Sachs & Co. LLC, one of the underwriters in this offering, or its affiliates is a lender and the senior managing agent and U.S. Bancorp Investments, Inc., one of the underwriters in this offering, or its affiliates is a lender, the joint lead arranger and joint bookrunner and the co-syndication agent under our May 2014 Term Loan being repaid with a portion of the net proceeds from this offering, and will receive those net proceeds. Additionally, Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters in this offering, or its affiliates is a lender, the administrative agent and the joint lead arranger and joint bookrunner, Goldman Sachs & Co. LLC or its affiliates is a lender and the senior managing agent and U.S. Bancorp Investments, Inc., one of the underwriters in this offering, or its affiliates is a lender, the joint lead arranger and joint bookrunner and the co-syndication agent under our June 2015 Term Loan. To the extent that a portion of the net proceeds from this offering is used to repay amounts outstanding under our June 2015 Term Loan, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co. LLC, U.S. Bancorp Investments, Inc. or their affiliates will receive a portion of those net proceeds. See "Underwriting (Conflicts of Interest)—Conflicts of Interest."

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our historical ratios of earnings to fixed charges for the six months ended June 30, 2017 and for the years ended December 31, 2016, 2015, 2014, 2013 and 2012 as well as pro forma information for the six months ended June 30, 2017 and the year ended December 31, 2016. Information presented for periods prior to May 28, 2014, the date of our separation from Simon Property Group, Inc., or SPG, consists of the historical results of the community centers and smaller enclosed retail properties of SPG on a carve-out basis.

		For the Year Ended December 31,
Pro Forma For the Six Months Ended June 30, 2017	Pro Forma For the Year Ended December 31, 2016	For the Six Months Ended June 30, 2017	2016	2015	2014	2013	2012
x(1)	x(1)	3.82x	1.57x	0.27x	2.29x	4.33x	3.65x

(1)
The ratios of earnings to fixed charges for the six months ended June 30, 2017 and for the year ended December 31, 2016 have been adjusted on a pro forma basis to give effect to the offer and sale of the Notes offered hereby and the use of the net proceeds to repay certain of our outstanding indebtedness, as described in "Use of Proceeds."

        The above historical ratios do not include the impact of the approximate $1 billion of debt incurred related to the spin-off from SPG for all periods prior to May 28, 2014. The shortfall of earnings to fixed charges for the year ended December 31, 2015 was $103.6 million. This shortfall resulted from the $31.7 million of merger and transaction costs and $148.0 million of impairment losses that we incurred during the year ended December 31, 2015.

        For purposes of calculating the ratio of earnings to fixed charges, the term "earnings" is the amount resulting from adding (1) income from continuing operations before adjustment for income or loss from unconsolidated entities, (2) fixed charges, (3) amortization of capitalized interest and (4) distributed income of unconsolidated entities, reduced by (a) interest capitalized and (b) remeasurement gains from unconsolidated entities. "Fixed charges" consist of (1) interest expense, which includes amortization of debt premiums and discounts, (2) capitalized interest and (3) an estimate of the interest within rental expense.

DESCRIPTION OF NOTES

        The following summary of certain terms of the Notes supplements, and, to the extent inconsistent, replaces, the description in the accompanying prospectus of the general terms and provisions of the debt securities, to which description reference is hereby made. The following summary of certain provisions of the Notes and the indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Notes and the indenture, including the definitions of certain terms therein and those terms made part thereof by the Trust Indenture Act of 1939. As used in this section, the terms "we," "us," "our" or "the Operating Partnership" refer only to Washington Prime Group, L.P. and not to any of its subsidiaries or affiliates or to Washington Prime Group Inc. or any of its subsidiaries or affiliates other than the Operating Partnership.

General

        The Notes will be issued pursuant to an indenture, dated as of March 24, 2015, between the Operating Partnership and U.S. Bank National Association, as trustee (the "trustee"), as supplemented by a second supplemental indenture relating to the Notes. In this description of Notes, the term "indenture" refers to the base indenture as supplemented by the second supplemental indenture for the Notes. You may request copies of the indenture and the form of the Notes from the Operating Partnership.

        The Notes will be the Operating Partnership's unsecured and unsubordinated indebtedness and will rank equally in right of payment with all of its other unsecured and unsubordinated indebtedness. However, the Notes will be effectively subordinated in right of payment to the mortgages and other secured indebtedness (to the extent of the value of the collateral securing the same) and to all preferred equity and liabilities, whether secured or unsecured, of the Operating Partnership's subsidiaries. As of June 30, 2017, the Operating Partnership had outstanding approximately $1.6 billion of unsecured and unsubordinated indebtedness and no secured indebtedness, and the Operating Partnership's subsidiaries had $1.4 billion of secured notes payable and $205.8 million of preferred and other redeemable equity outstanding. This amount excludes the Operating Partnership's pro rata share of the mortgage debt of unconsolidated properties. See "Risk Factors—The effective subordination of the Notes may limit our ability to satisfy our obligations under the Notes" in this prospectus supplement.

        The Notes will initially be issued in an aggregate principal amount of $            . We may, from time to time, without notice to or the consent of the holders of the Notes, create and issue additional debt securities having the same terms as the Notes in all respects, except for the issue date and, under certain circumstances, the issue price, the date from which interest begins to accrue and the first payment of interest thereon, provided that any additional debt securities must be fungible with the previously outstanding Notes for U.S. federal income tax purposes, provided, however, that no such additional issuance may occur prior to the date that is six months subsequent to the date of the initial issuance of the Notes (that is, not prior to February     , 2018). Additional debt securities issued in this manner will be consolidated with, and will form a single series of debt securities under the indenture with, the Notes. The Notes and any such additional debt securities would rank equally and ratably in right of payment.

        The Notes will be issued only in fully registered, book-entry form, in denominations of $2,000 and integral multiples of $1,000 in excess thereof, except under the limited circumstances described below under "—Book-Entry System" in this prospectus supplement. The registered holder of a note will be treated as its owner for all purposes.

        If any interest payment date, stated maturity date or redemption date is not a "Business Day," which is defined as any day other than a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close, the payment otherwise required to be made on such date will be made by the Operating Partnership on the next Business Day without any additional payment as a result of such delay. All payments will be made in U.S. dollars.

        Except as described under the heading "—Certain Covenants" in this prospectus supplement and "—Merger, Consolidation and Transfer of Assets" in the accompanying prospectus, the indenture will not contain any provisions that would limit the Operating Partnership's ability or the ability of its Subsidiaries (as defined herein) to incur indebtedness or issue preferred equity or that would afford you protection in the event of:

  (1)
  a recapitalization or other highly leveraged or similar transaction involving the Operating Partnership, any of its affiliates or its management;

  (2)
  a change of control involving the Operating Partnership or Washington Prime Group Inc.; or

  (3)
  a merger, consolidation, amalgamation, reorganization or restructuring involving the Operating Partnership or Washington Prime Group Inc., or a sale, assignment, transfer, lease or other conveyance of all or substantially all of the assets of the Operating Partnership or Washington Prime Group Inc. that may adversely affect you.

        The Operating Partnership or one of its affiliates may at any time and from time to time purchase Notes in the open market, by tender at any price, by private agreement or otherwise. Any Notes purchased by the Operating Partnership may not be reissued or resold and will be canceled promptly.

Interest

        Interest on the Notes will accrue at the rate of            % per year from, and including,             , 2017 or the most recent interest payment date to which interest has been paid or provided for, as the case may be, and will be payable semiannually in arrears on and of each year, beginning on            , 2018 (each, an "interest payment date"). The interest so payable will be paid to each holder in whose name a note is registered at the close of business on            or            , whether or not a Business Day, immediately preceding the interest payment date. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. In addition, the annual interest rate is subject to increase under certain circumstances as provided below under "—Interest Rate Adjustment," and all references to interest herein shall be deemed to include any and all increased interest.

Maturity

        The Notes will mature on            , 20    (the "stated maturity date"), and will be paid against presentation and surrender thereof at the corporate trust office of the trustee, unless earlier redeemed by the Operating Partnership at its option, as described below under "—Optional Redemption." The Notes will not be entitled to the benefits of, or be subject to, any sinking fund.

Optional Redemption

        The Operating Partnership may, at its option, redeem the Notes, in whole at any time or in part from time to time (in amounts of $2,000 and whole multiples of $1,000 in excess thereof), in each case prior to        , 20    (        months prior to the stated maturity date), for cash, at a redemption price equal to the greater of (1) 100% of the aggregate principal amount of the Notes to be redeemed or (2) an amount equal to the sum of the present values of the remaining scheduled payments of principal of and interest on the Notes to be redeemed, calculated as if the stated maturity date of the Notes were                , 20        (        months prior to the stated maturity date), not including any portion of the payments of interest accrued to, but not including, such redemption date, discounted to such redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at

the Treasury Rate plus            %, or            basis points, plus, in each case, accrued and unpaid interest, if any, on the principal amount of the Notes to be redeemed to, but not including, such redemption date. In addition, at any time on or after            , 20      (        months prior to the stated maturity date), the Operating Partnership may, at its option, redeem the Notes, in whole at any time or in part from time to time, for cash, at a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed plus accrued and unpaid interest, if any, on the principal amount of the Notes to be redeemed to, but not including, such redemption date. Notwithstanding the foregoing, interest will be payable to holders of the Notes on the regular record date applicable to an interest payment date falling on or before a date of redemption.

        The following definitions will apply with respect to the foregoing:

        "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed to the then assumed stated maturity date of                , 20    (i.e.,          months prior to the actual stated maturity date of the Notes) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed.

        "Comparable Treasury Price" means, with respect to any redemption date for the Notes, (1) the average of three Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of five Reference Treasury Dealer Quotations, or (2) if the Operating Partnership obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

        "Independent Investment Banker" means one of the Reference Treasury Dealers that the Operating Partnership appoints to act as the Independent Investment Banker from time to time.

        "Primary Treasury Dealer" means a primary United States government securities dealer in the United States of America.

        "Reference Treasury Dealer" means: each of (i) Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co. LLC or Jefferies LLC (or an affiliate of any of the foregoing that is a Primary Treasury Dealer); provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Operating Partnership will substitute therefor another Primary Treasury Dealer; (ii) a Primary Treasury Dealer appointed by U.S. Bancorp Investments, Inc.; and (iii) any other Primary Treasury Dealer selected by the Operating Partnership.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer as of 3:30 p.m., New York City time, on the third Business Day immediately preceding such redemption date.

        "Treasury Rate" means, with respect to any redemption date, (1) the arithmetic mean of the yields for the week preceding the calculation date (as defined below) published in the statistical release designated "H.15", or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity, under the caption "Week Ending" for "Treasury Constant Maturities", for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within 30 days before or after the remaining term of the Notes to be redeemed to their assumed stated maturity date of                 , 20        (i.e.,             months prior to the actual stated maturity date of the Notes), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue, rounded to the nearest month, will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis), or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated on the calculation date using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The "calculation date" for the Treasury Rate shall be the third Business Day preceding the redemption date.

        In order to exercise its right of optional redemption with respect to the Notes, the Operating Partnership (or, at its request, the trustee on its behalf) must deliver a written notice of redemption to each holder of the Notes to be redeemed at least 30 days, but not more than 60 days, prior to the redemption date. Such notice of redemption shall specify the principal amount of Notes to be redeemed, the CUSIP and ISIN numbers of Notes to be redeemed, the redemption date, the redemption price, the place or places of payment and that payment will be made upon presentation and surrender of the Notes. Once notice of redemption is delivered to holders, the Notes called for redemption will become due and payable on the redemption date at the redemption price. On or before 10:00 a.m., New York City time, on the redemption date, the Operating Partnership will deposit with the trustee or with one or more paying agents an amount of money sufficient to redeem on the redemption date all the Notes so called for redemption at the redemption price. Unless the Operating Partnership defaults in payment of the redemption price, commencing on the redemption date, interest on Notes called for redemption will cease to accrue and holders of such Notes will have no rights with respect to such Notes except the right to receive the redemption price.

        If less than all of the Notes are to be redeemed, the trustee will select the Notes to be redeemed, which in the case of Notes in book-entry form, will be in accordance with the procedures of The Depository Trust Company ("DTC").

Certain Covenants

        The Operating Partnership will not, and will not permit any Subsidiary to, incur any Indebtedness, if, immediately after giving effect to the incurrence of the additional Indebtedness and the application of the proceeds of such Indebtedness, the aggregate principal amount of all outstanding Indebtedness of the Operating Partnership and its Subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles in the United States ("GAAP") is greater than 60% of Total Assets.

        In addition, the Operating Partnership will not, and will not permit any Subsidiary to, incur any Indebtedness secured by any Encumbrance upon any of its property or that of any Subsidiary if, immediately after giving effect to the incurrence of the additional Indebtedness and the application of the proceeds of such Indebtedness, the aggregate principal amount of all outstanding Indebtedness of the Operating Partnership and its Subsidiaries on a consolidated basis, determined in accordance with GAAP, which is secured by any Encumbrance on its property or that of any Subsidiary is greater than 40% of Total Assets.

        The Operating Partnership will not, and will not permit any Subsidiary to, incur any Indebtedness if the ratio of Consolidated EBITDA to the Annual Service Charge for the four consecutive fiscal quarters ended on the most recent Reporting Date would have been less than 1.50 to 1.00, on a pro forma basis, after giving effect to the incurrence of the additional Indebtedness and the application of the proceeds of such Indebtedness and calculated on the assumption that:

  (1)
  the additional Indebtedness and any other Indebtedness incurred by the Operating Partnership or its Subsidiaries since the first day of such four-quarter period and the application of the proceeds of such Indebtedness, including Indebtedness to refinance other Indebtedness, had occurred at the beginning of such period;

  (2)
  the repayment or retirement of any other Indebtedness by the Operating Partnership or its Subsidiaries since the first day of such four-quarter period had been repaid or retired at the beginning of such period;

  (3)
  in the case of Acquired Indebtedness or Indebtedness incurred in connection with any acquisition since the first day of the four-quarter period, the related acquisition had occurred as of the first day of the period with appropriate adjustments to Consolidated EBITDA for the acquisition being included in the pro forma calculation; and

  (4)
  in the case of any acquisition or disposition by the Operating Partnership or any Subsidiary of any asset or group of assets since the first day of such four-quarter period, including, without limitation, by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Indebtedness had occurred as of the first day of such period with appropriate adjustments to Consolidated EBITDA for the acquisition or disposition being included in the pro forma calculation.

        In applying the above assumptions to the calculation of the Annual Service Charge and Consolidated EBITDA, the amount of interest expense related to Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such indebtedness during such four-quarter period.

        For purposes of the foregoing provisions, Indebtedness is deemed to be "incurred" by the Operating Partnership or a Subsidiary whenever the Operating Partnership or such Subsidiary creates, assumes, guarantees or otherwise becomes liable for such Indebtedness.

        The Operating Partnership and its Subsidiaries will at all times own Total Unencumbered Assets equal to at least 150% of the aggregate outstanding principal amount of the Unsecured Indebtedness of the Operating Partnership and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

        These covenants are subject to a number of important exceptions and qualifications.

Definitions

        Definitions.    Set forth below are the defined terms used in this prospectus supplement and the indenture. You should refer to the indenture for the definitions of any other terms used in this prospectus supplement or the accompanying prospectus for which no definition is provided.

        "Acquired Indebtedness" means Indebtedness (i) of any person existing at the time such person is acquired by the Operating Partnership or one of its Subsidiaries or (ii) assumed by the Operating Partnership or one of its Subsidiaries in connection with the acquisition of any asset or group of assets from any person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such person becoming a Subsidiary or the related acquisition, as applicable. Acquired Indebtedness shall be deemed to be incurred on the date such person becomes a Subsidiary or date of the related acquisition, as applicable.

        "Annual Service Charge" for any period means the aggregate interest expense for such period on, and the amortization during the period of any original issue discount of, Indebtedness of the Operating Partnership and its Subsidiaries on a consolidated basis.

        "Capitalization Rate" means 8.00% for enclosed retail properties and other real properties (excluding Community Center Properties) and 7.00% for Community Center Properties.

        "Community Center EBITDA" means, for any period, without duplication, the Operating Partnership's consolidated net income or loss from Community Center Properties, including amounts reported in discontinued operations, excluding net derivative gains or losses and gains or losses on dispositions of real estate investments as reflected in the reports filed by the Operating Partnership under the Exchange Act (or, at any time that the Operating Partnership is not subject to the informational requirements of the Exchange Act, as reflected in the Operating Partnership's internal consolidated financial statements), before deductions, for:

  (1)
  interest expense;

  (2)
  provision for taxes based on income;

  (3)
  depreciation, amortization and all other non-cash items, as the Operating Partnership determines in good faith, deducted in arriving at consolidated net income or loss;

  (4)
  extraordinary items;

  (5)
  non-recurring items, as the Operating Partnership determines in good faith, including prepayment penalties; and

  (6)
  minority interests.

        In each case for the relevant period, the Operating Partnership will reasonably determine the amounts in accordance with GAAP, except to the extent GAAP is not applicable with respect to the determination of all non-cash and non-recurring items. Community Center EBITDA will be adjusted, without duplication, to give pro forma effect: (a) in the case of any assets placed in service or removed from service since the beginning of the period and on or prior to the date of determination, to include or exclude, as the case may be, any Community Center EBITDA earned or eliminated as a result of the placement of such assets in service or removal of such assets from service as if the placement of such assets in service or removal of such assets from service occurred at the beginning of the period; and (b) in the case of any acquisition or disposition of any asset or group of assets since the beginning of the period and on or prior to the date of determination, including, without limitation, by merger, or share or asset purchase or sale, to include or exclude, as the case may be, any Community Center EBITDA earned or eliminated as a result of the acquisition or disposition of such asset or group of assets as if the acquisition or disposition occurred at the beginning of the period. For the purposes of this definition, Community Center EBITDA will be determined without the deduction to earnings of transaction expenses, merger costs, impairment charges, corporate level general and administrative expenses and other corporate expenses such as land holding costs, employee and director stock and stock option expense and pursuit cost write-offs as the Operating Partnership determines in good faith.

        "Community Center Properties" means the properties identified as "community centers" on Schedule III to the most recent audited consolidated financial statements (or any successor schedule) of Washington Prime Group Inc. or the Operating Partnership, together with each additional real property acquired or placed in service since the date of such audited consolidated financial statements, determined in good faith by any two of the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Operations Officer and the Chief Administrative Officer of WPG, as the sole general partner of the Operating Partnership, to be "community centers" on the same basis as the "community centers" identified on the aforementioned Schedule III, subject to, and in accordance with, the terms of the indenture.

        "Consolidated EBITDA" means, for any period, the sum of Enclosed Retail Property EBITDA and Community Center EBITDA for such period.

        "Enclosed Retail Property EBITDA" means, for any period, without duplication, the Operating Partnership's consolidated net income or loss from enclosed retail properties and other real properties (excluding Community Center Properties), including amounts reported in discontinued operations, excluding net derivative gains or losses and gains or losses on dispositions of real estate investments as reflected in the reports filed by the Operating Partnership under the Exchange Act (or, at any time that the Operating Partnership is not subject to the informational requirements of the Exchange Act, as reflected in the Operating Partnership's internal consolidated financial statements), before deductions, for:

  (1)
  interest expense;

  (2)
  provision for taxes based on income;

  (3)
  depreciation, amortization and all other non-cash items, as the Operating Partnership determines in good faith, deducted in arriving at consolidated net income or loss;

  (4)
  extraordinary items;

  (5)
  non-recurring items, as the Operating Partnership determines in good faith, including prepayment penalties; and

  (6)
  minority interests.

        In each case for the relevant period, the Operating Partnership will reasonably determine the amounts in accordance with GAAP, except to the extent GAAP is not applicable with respect to the determination of all non-cash and non-recurring items. Enclosed Retail Property EBITDA will be adjusted, without duplication, to give pro forma effect: (a) in the case of any assets placed in service or removed from service since the beginning of the period and on or prior to the date of determination, to include or exclude, as the case may be, any Enclosed Retail Property EBITDA earned or eliminated as a result of the placement of such assets in service or removal of such assets from service as if the placement of such assets in service or removal of such assets from service occurred at the beginning of the period; and (b) in the case of any acquisition or disposition of any asset or group of assets since the beginning of the period and on or prior to the date of determination, including, without limitation, by merger, or share or asset purchase or sale, to include or exclude, as the case may be, any Enclosed Retail Property EBITDA earned or eliminated as a result of the acquisition or disposition of such asset or group of assets as if the acquisition or disposition occurred at the beginning of the period. For the purposes of this definition, Enclosed Retail Property EBITDA will be determined without the deduction to earnings of transaction expenses, merger costs, impairment charges, corporate level general and administrative expenses and other corporate expenses such as land holding costs, employee and director stock and stock option expense and pursuit cost write-offs as the Operating Partnership determines in good faith.

        "Encumbrance" means any mortgage, lien, charge, pledge or security interest of any kind.

        "Exchange Act" means the Securities Exchange Act of 1934, or any successor thereto, in each case as amended from time to time.

        "Fitch" means Fitch Ratings, Inc. and its successors.

        "Indebtedness" of the Operating Partnership or any Subsidiary means any indebtedness of the Operating Partnership or such Subsidiary, as applicable, whether or not contingent, for:

  •
  borrowed money or indebtedness evidenced by bonds, notes, debentures or similar instruments;

  •
  borrowed money or indebtedness evidenced by bonds, notes, debentures or similar instruments secured by any Encumbrance existing on property owned by the Operating Partnership or any Subsidiary;

  •
  reimbursement obligations in connection with any letters of credit actually issued, or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement; or

  •
  any lease of property by the Operating Partnership or any Subsidiary as lessee which is reflected on the Operating Partnership's consolidated balance sheet as a capitalized lease in accordance with GAAP, to the extent, in the case of items of indebtedness under the first three bullet points above, that any such items (other than letters of credit) would appear as a liability on the Operating Partnership's consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation of the Operating Partnership or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Indebtedness of another person (other than the Operating Partnership or any Subsidiary) (it being understood that Indebtedness shall be deemed to be incurred by the Operating Partnership or any Subsidiary whenever the Operating Partnership or such Subsidiary creates, assumes, guarantees or otherwise becomes liable in respect thereof); and provided, that Indebtedness excludes any Intercompany Indebtedness and any indebtedness that has been the subject of an "in substance" defeasance in accordance with GAAP.

        "Intercompany Indebtedness" means Indebtedness to which the only parties are the Operating Partnership and any of its Subsidiaries; provided, however, that with respect to any such Indebtedness of which the Operating Partnership is the borrower, such Indebtedness is subordinate in right of payment to the debt securities issued under the indenture to which these covenants apply, including the Notes.

        "Moody's" means Moody's Investors Service, Inc. and its successors.

        "rating agencies" means (1) each of S&P, Moody's and Fitch; and (2) if either S&P, Moody's or Fitch (or any replacement agency therefor contemplated below) ceases to provide ratings services to issuers or investors generally, a "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by us (as certified by a resolution of WPG Inc.'s board of directors) to act as a replacement agency for S&P, Moody's or Fitch (or any previous replacement agency), as the case may be.

        "Reporting Date" means the date ending the most recently ended fiscal quarter of the Operating Partnership for which the Operating Partnership's internal consolidated financial statements are available, it being understood that at any time when the Operating Partnership is subject to the informational requirements of the Exchange Act, and, in accordance therewith, files annual and quarterly reports with the Commission, the term "Reporting Date" shall be deemed to refer to the date ending the fiscal quarter covered by the Operating Partnership's most recently filed Quarterly Report on Form 10-Q, or, in the case of the last fiscal quarter of the year, the Operating Partnership's Annual Report on Form 10-K.

        "S&P" means S&P Global Ratings, a division of S&P Global Inc., and its successors.

        "Significant Subsidiary" means any Subsidiary which is a "significant subsidiary" (as defined in Article I, Rule 1-02 of Regulation S-X promulgated under the Securities Act of 1933, as amended) of the Operating Partnership.

        "Stabilized Property" means (i) with respect to the Operating Partnership's acquisition of an income producing property, a real property becomes stabilized when the Operating Partnership or its Subsidiaries have owned the property for at least four full quarters and (ii) with respect to one of the Operating Partnership's newly constructed or development properties, a real property becomes stabilized four full quarters after the earlier of (a) 18 months after its substantial completion of construction or development, and (b) the fiscal quarter in which the occupancy level of such real property is at least 90%.

        "Stabilized Property Value" means, with respect to the Stabilized Properties, as of any date, (i) Enclosed Retail Property EBITDA divided by the applicable Capitalization Rate plus (ii) Community Center EBITDA divided by the applicable Capitalization Rate.

        "Subsidiary" means a corporation, partnership, limited liability company or other entity a majority of the voting power of the voting equity securities or the outstanding equity interests of which are owned, directly or indirectly, by the Operating Partnership or by one or more of its other Subsidiaries. For the purposes of this definition, "voting equity securities" means equity securities or other equity ownership interests having voting power for the election of directors, trustees or managers, as the case may be, whether at all times or only so long as no senior class of security has such voting power by reason of any contingency.

        "Total Assets" means, as of any date, in each case as determined by the Operating Partnership, on a consolidated basis for the Operating Partnership and its Subsidiaries, the sum of: (i) for Stabilized Properties, their Stabilized Property Value; and (ii) for all other assets of the Operating Partnership and its Subsidiaries, their undepreciated book value as determined in accordance with GAAP.

        "Total Unencumbered Assets" means those assets within Total Assets that are not subject to an Encumbrance; provided, however, that, in determining Total Unencumbered Assets as a percentage of outstanding Unsecured Indebtedness for purposes of the covenant requiring the Operating Partnership and its Subsidiaries to at all times own Total Unencumbered Assets equal to at least 150% of the aggregate outstanding principal amount of the Unsecured Indebtedness of the Operating Partnership and its Subsidiaries on a consolidated basis determined in accordance with GAAP, all investments in any person that is not consolidated with the Operating Partnership for financial reporting purposes in accordance with GAAP shall be excluded from Total Unencumbered Assets to the extent that such investments would have otherwise been included.

        "Unsecured Indebtedness" means Indebtedness which is (i) not subordinated to any other Indebtedness and (ii) not secured by any Encumbrance upon any of the properties of the Operating Partnership or any Subsidiary.

Interest Rate Adjustment

        The interest rate on the Notes will increase such that it will equal the interest rate payable on the Notes on the date of their initial issuance plus 0.50%, or 50 basis points, if, at any time, at least two of Moody's, S&P and Fitch (or, in each case, if such rating agency ceases to rate the Notes or fails to make a rating of the Notes publicly available, in each case for reasons outside of our control, a "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) of the Exchange Act selected pursuant to the definition of "rating agencies" in substitution therefor (a "substitute rating agency")), downgrades the credit rating assigned to the Notes to Ba1 or lower by Moody's, BB+ or lower by S&P and/or BB+ or lower by Fitch (or, in each case the equivalent rating by any substitute rating agency), which we commonly refer to as below "investment grade."

        If at any time Moody's, S&P or Fitch (or any substitute rating agency) ceases to rate the Notes or fails to make a rating of the Notes publicly available, we will use our commercially reasonable efforts to obtain a rating of the Notes from a substitute rating agency, if one exists, in which case, for purposes of determining any increase in the interest rate on the Notes above, (i) such substitute rating agency will be substituted for the last rating agency to provide a rating of the Notes but which has since ceased to provide such rating and (ii) the relative rating scale used by such substitute rating agency to assign ratings to senior unsecured debt will be determined in good faith by an independent investment banking institution of national standing appointed by us and, for purposes of determining the applicable ratings above with respect to such substitute rating agency, such ratings will be deemed to be the equivalent ratings used by Moody's, S&P or Fitch (or such substitute rating agency), as applicable, referenced above.

        Notwithstanding the foregoing, (i) in the event that one or more rating agencies cease to rate the Notes or fail to make a rating of the Notes publicly available, in each case for reasons outside of our control, and we are unable to obtain a rating of the Notes from a substitute rating agency therefor, the interest rate on the Notes will increase by 0.50%, or 50 basis points, only if (a) in the case where there are only two remaining rating agencies, the credit ratings assigned to the Notes by each such rating agency are below investment grade or (b) in the case where there is only one remaining rating agency, the credit rating assigned to the Notes by such rating agency is below investment grade, (ii) in the event that all of the rating agencies cease to rate the Notes or fail to make a rating of the Notes publicly available, in each case for reasons outside of our control, and we are unable to obtain a rating of the Notes from a substitute rating agency therefor, the interest rate on the Notes will be equal to the interest rate payable on the Notes on the date of their initial issuance plus 0.50%, or 50 basis points and (iii) if the interest rate on the Notes is increased as described above at any time, then such increase shall apply for the balance of the term of the Notes irrespective of whether the requisite credit rating remains, or credit ratings remain, as applicable, below investment grade.

        Any interest rate increase described above will take effect from the first interest payment date following the date on which a rating change occurs that requires an increase in the interest rate. As such, interest will not accrue at such increased rate until the next interest payment date following the date on which a rating change occurs. If Moody's, S&P or Fitch (or, in any case, a substitute rating agency therefor) changes its rating of the Notes more than once prior to any particular interest payment date, the last change by such agency prior to such interest payment date will control for purposes of any interest rate increase with respect to the Notes described above relating to such rating agency's action. If the interest rate payable on the Notes is increased as described above, the term "interest," as used with respect to the Notes, will be deemed to include any such additional interest unless the context otherwise requires.

Defeasance

        The Notes will be subject to legal defeasance and covenant defeasance as set forth in the indenture and described in "Description of Debt Securities We May Offer—Discharge, Legal Defeasance and Covenant Defeasance" in the accompanying prospectus.

Trustee

        U.S. Bank National Association will initially act as the trustee, registrar and paying agent for the Notes, subject to replacement at our option.

Book-Entry System

        The Notes will be issued in the form of one or more fully registered global securities ("Global Securities") that will be deposited with, or on behalf of, DTC, and registered in the name of DTC's partnership nominee, Cede & Co. Except under the circumstance described below, the Notes will not be issuable in certificated form. Unless and until it is exchanged in whole or in part for the individual Notes it represents, a Global Security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee of DTC to a successor depository or any nominee of such successor.

        Notes represented by one or more Global Securities will be exchangeable for certificated Notes with the same terms in authorized denominations only if (1) DTC is unwilling or unable to continue as a depositary or ceases to be a clearing agency registered under applicable law, and a successor is not appointed by us within 90 days; (2) an event of default occurs and is continuing in respect of the Notes; or (3) we decide to discontinue the book-entry system.

        Investors may elect to hold their interest in the Global Securities through either DTC, Clearstream or Euroclear if they are participants in these systems, or indirectly through organizations which are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants though customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which in turn will hold interests in customers' securities accounts in the depositaries' names on the books of DTC. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream and JPMorgan Chase Bank, N.A. acts as U.S. depositary for Euroclear.

        DTC has advised us of the following information regarding DTC: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

        DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC's participants ("Direct Participants") deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The DTC rules applicable to its participants are on file with the SEC.

        Purchases of Global Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Global Securities on DTC's records. The ownership interest of each actual purchaser of each Global Security ("Beneficial Owner") is in turn to be recorded on the Direct Participants' and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Global Securities are to be accomplished by entries made on the books of Direct Participants and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Global Securities, except in the event that use of the book-entry system for the Global Securities is discontinued.

        To facilitate subsequent transfers, all Global Securities deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Global Securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Global Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Global Securities are credited, which may or may not be the Beneficial Owners. The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        If applicable, redemption notices shall be sent to Cede & Co. If less than all of the Global Securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such Global Securities to be redeemed.

        Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the Global Securities unless authorized by a Direct Participant in accordance with DTC's MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Global Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy). Payments in respect of the Global Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC by wire transfer of immediately available funds. DTC's practice is to credit Direct Participants' accounts, upon DTC's receipt of funds and corresponding detail information from us or the trustee, on the payable date in accordance with their respective holdings shown on DTC's records. Payments by Direct Participants or Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments to Cede & Co. (or such other nominee as requested by an authorized representative of DTC) is our responsibility or that of the trustee, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct Participants and Indirect Participants.

        DTC may discontinue providing its services as depository with respect to the Global Securities at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Global Security certificates are required to be printed and delivered.

        We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Global Security certificates will be printed and delivered to DTC.

        Clearstream.    Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and establishment of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

        Distributions with respect to Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures to the extent received by DTC for Clearstream.

        Euroclear.    Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

        The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

        Distributions with respect to Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the terms and conditions of Euroclear, to the extent received by DTC for Euroclear.

        Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of the Notes sold outside of the United States and cross-market transfers of the Notes associated with secondary market trading.

Same-Day Settlement and Payment

        The underwriters will settle the Notes in immediately available funds. We will make all payments in respect of the Notes in immediately available funds.

        The Notes will trade in DTC's Same-Day Funds Settlement System until maturity or earlier redemption or until the Notes are issued in certificated form, and secondary market trading activity in the Notes will therefore be required by DTC to settle in immediately available funds.

        Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the

other, will be effected in DTC in accordance with the DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering interests in the Notes to or receiving interests in the Notes from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to DTC.

        Because of time-zone differences, credits of interests in the Notes received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Such credits or any transactions involving interests in such Notes settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of interests in the Notes by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

        Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. The information in this section concerning DTC, Clearstream and Euroclear and DTC's book-entry system has been obtained from sources that we believe to be reliable, but neither we nor the underwriters take any responsibility for the accuracy or completeness of this information.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following summary of the material United States (or "U.S.") federal income tax considerations associated with an investment in the Notes is based on current law, is for general information only, and is not tax advice. Blank Rome LLP, our tax counsel, has provided an opinion as to the material U.S. federal income tax considerations of an investment in the Notes and of Washington Prime Group, L.P. as a partnership and Faegre Baker Daniels LLP, our REIT counsel, has provided an opinion as to the qualification of the Company as a REIT. This summary is based upon that opinion and:

  •
  the facts described in the registration statement of which this prospectus supplement is a part;

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  the Internal Revenue Code of 1986, as amended (the "Code");

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  current, temporary and proposed Treasury Regulations promulgated under the Code;

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  the legislative history of the Code;

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  current administrative interpretations and practices of the Internal Revenue Service ("IRS"); and

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  court decisions,

all as of the date of this prospectus supplement. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS, except with respect to the particular taxpayers who requested and received those rulings. Future legislation, treasury regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations contained in this discussion. Any change could apply retroactively to transactions preceding the date of the change. The tax considerations contained in this discussion may be challenged by the IRS, and we have not requested, and do not plan to request, any rulings from the IRS. There can be no assurance that the IRS will not assert, and that a court will not sustain, a position contrary to any of the tax consequences described below.

        "Comprehensive tax reform" remains a topic of discussion in the United States Congress. Such legislation could significantly alter the existing Code. We cannot predict whether, when, or to what extent U.S. federal income tax laws, regulations, interpretations, or rulings will be issued, nor is the long-term impact of proposed comprehensive tax reform known at this time.

        Furthermore, the following summary is not exhaustive of all possible tax considerations applicable to the Operating Partnership or WPG Inc. as a REIT and to holders of the Notes. Except as otherwise stated below, it does not provide a detailed discussion of any federal non-income taxes, any state, local or foreign tax considerations, nor does it discuss all of the aspects of U.S. federal income taxation that may be relevant to a holder of the Notes in light of his or her particular circumstances or to holders of the Notes who are subject to special treatment under U.S. federal income tax laws. This discussion does not include, nor does it speculate to, any changes that may result in the United States with respect to comprehensive tax reform currently being discussed by the United States Congress, which may change the U.S. federal income tax treatment discussed below.

        This summary deals only with the income tax treatment of the Notes that are acquired in this offering and that are held as capital assets within the meaning of Section 1221 of the Code (that is, generally for investment). This summary does not address all of the tax considerations applicable to an investor's particular circumstances or to investors that may be subject to special tax rules, including, without limitation, financial institutions, insurance companies, dealers in securities or currencies, persons subject to the mark-to-market rules of the Code, persons that will hold the Notes as a position in a hedging transaction, "straddle" or "conversion transaction" for tax purposes, entities treated as partnerships for U.S. federal income tax purposes, U.S. Holders (as defined below) that have a

"functional currency" other than the U.S. dollar, persons subject to the alternative minimum tax provisions of the Code and, except as expressly indicated below, tax-exempt organizations.

        In addition, if a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is a holder of the Notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. Holders of the Notes that are partnerships, and partners in such partnerships, should consult their tax advisors about the U.S. federal income tax consequences of purchasing, holding and disposing of the Notes.

        Each prospective purchaser of the Notes is advised to consult his or her own tax advisor regarding the specific tax consequences to the purchaser of the purchase, ownership and sale of the Notes and of the Company's election to be taxed as a REIT, including the U.S. federal, state, local and foreign income tax consequences and any other tax consequences of the purchase, ownership, sale and election and of potential changes in applicable tax laws.

Taxation of the Notes

        The following summary describes certain material U.S. federal income tax consequences of acquiring, owning and disposing of the Notes issued by the Operating Partnership.

U.S. Holders

        As used herein, the term "U.S. Holder" means a beneficial owner of the Notes that is, for U.S. federal income tax purposes, (1) an individual who is a citizen or resident of the United States, (2) a corporation (including for this purpose any other entity that is treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income tax regardless of its source, or (4) a trust, (a) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (b) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person. As used herein, the term "Non-U.S. Holder" means a beneficial owner of the Notes that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

  Characterization of the Notes

        The terms of the Notes provide for payments by us in excess of stated interest or principal, or prior to their scheduled payment dates, under certain circumstances. The possibility of such payments may implicate special rules under the Treasury Regulations governing "contingent payment debt instruments." According to those Treasury Regulations, the possibility that certain payments in excess of stated interest or principal, or prior to their scheduled payment dates, will be made will not affect the amount of income a holder recognizes in advance of the payment of such excess or accelerated amounts, if there is only a remote chance as of the date the Notes were issued that such payments will be made. We intend to take the position that the likelihood that we will pay such excess or accelerated amounts is remote within the meaning of the applicable Treasury Regulations. Our position that these contingencies are remote is binding on a holder, unless the holder discloses its contrary position to the IRS in the manner required by applicable Treasury Regulations. Our position is not, however, binding on the IRS, and if the IRS were to challenge this position successfully, a holder might be required, among other things, to (1) accrue interest income based on a projected payment schedule and comparable yield, which may be in excess of stated interest and (2) treat as ordinary income, rather than capital gain, any income realized on the sale, exchange, retirement, redemption or other taxable disposition of the Notes. In the event a contingency described above occurs, it would affect the amount, timing and character of the income or loss recognized by a holder of the Notes. It is assumed for purposes of this discussion that the Notes will be issued without original issue discount.

        Investors should consult their own tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the U.S. federal estate or gift tax rules or under the laws of any state, local or foreign taxing jurisdiction or under any applicable tax treaty.

  Stated Interest and Market Discount

        U.S. Holders of the Notes will be required to include stated interest on the Notes in gross income for U.S. federal income tax purposes in accordance with their methods of accounting for tax purposes. Purchasers of the Notes should be aware that the holding and disposition of the Notes may be affected by the market discount provisions of the Code. These rules generally provide that if a U.S. Holder of a debt security purchases it at a market discount and thereafter recognizes gain on a disposition of the debt security, including a gift or payment on maturity, the lesser of the gain or appreciation, in the case of a gift, and the portion of the market discount that accrued while the debt security was held by the U.S. Holder will be treated as ordinary interest income at the time of the disposition. For this purpose, a purchase at a market discount includes a purchase after original issuance at a price below the debt security's stated principal amount. The market discount rules also provide that a U.S. Holder who acquires a debt security at a market discount and who does not elect to include the market discount in income on a current basis may be required to defer a portion of any interest expense that may otherwise be deductible on any indebtedness incurred or maintained to purchase or carry the debt security until the U.S. Holder disposes of the debt security in a taxable transaction.

        Under the de minimis exception, there is no market discount on a debt security purchased at original issue if the excess of the issue price of the debt security over the holder's tax basis in such debt security is less than 0.25% of the issue price multiplied by the number of complete years after the acquisition date to the debt security's date of maturity. Unless the holder elects otherwise, the accrued market discount would be the amount calculated by multiplying the market discount by a fraction, the numerator of which is the number of days the obligation has been held by the holder and the denominator of which is the number of days after the holder's acquisition of the obligation up to and including its maturity date.

        A U.S. Holder of a debt security acquired at a market discount may elect to include the market discount in income as the discount on the debt security accrues, either on a straight line basis, or, if elected, on a constant interest rate basis. The current inclusion election, once made, applies to all market discount obligations acquired by the U.S. Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If a U.S. Holder of a debt security elects to include market discount in income in accordance with the preceding sentence, the foregoing rules with respect to the recognition of ordinary income on a sale or particular other dispositions of such debt security and the deferral of interest deductions on indebtedness related to such debt security would not apply.

  Amortizable Bond Premium

        Generally, if the tax basis of a debt security held as a capital asset exceeds the amount payable at maturity of the debt security, the excess may constitute amortizable bond premium that the U.S. Holder may elect to amortize under the constant interest rate method and deduct the amortized premium over the period from the U.S. Holder's acquisition date to the debt security's maturity date. A U.S. Holder who elects to amortize bond premium must reduce the tax basis in the related debt security by the amount of the aggregate deductions allowable for amortizable bond premium. A U.S.

Holder that does not make such an election will decrease the amount of gain or increase the amount of loss otherwise recognized on the disposition of the Notes.

        The election to amortize bond premium, once made, applies to all premium bonds held by the U.S. Holder on the first day of the first taxable year to which the election applies and to all premium bonds acquired on and after that day. The election may not be revoked without the consent of the IRS.

        The amortizable bond premium deduction is treated as an offset to interest income on the related security for federal income tax purposes. Each prospective purchaser of the Notes is urged to consult its tax advisor as to the consequences of the treatment of this premium as an offset to interest income for U.S. federal income tax purposes.

  Payments in Excess of Stated Interest and Principal

        In certain circumstances, the Operating Partnership may be obligated to make payments in excess of stated interest and the principal amount of the Notes. Unless otherwise provided in this prospectus supplement, the Operating Partnership intends to take the position that the Notes should not be treated as contingent payment debt instruments because of these additional payments. This position is based in part on assumptions regarding the likelihood, as of the date of issuance of the Notes that such additional amounts will have to be paid. Assuming such position is respected, any amounts paid to a U.S. Holder pursuant to any such redemption or repurchase, as applicable, would be taxable as described below in "—U.S. Holders—Sale or other Taxable Disposition of the Notes." This position is binding on a U.S. Holder unless such holder discloses its contrary position in the manner required by applicable Treasury Regulations. The IRS, however, may take a position contrary to the Operating Partnership's position, which could affect the timing and character of a U.S. Holder's income and the timing of deductions with respect to the Notes. U.S. Holders are urged to consult their tax advisors regarding the potential application to our Notes of the contingent payment debt instrument rules and the consequences thereof.

  Sale or other Taxable Disposition of the Notes

        In general, a holder of a Note will recognize gain or loss upon the sale, exchange, redemption, repurchase, payment upon maturity or other taxable disposition of the Note. The gain or loss is measured by the difference between (a) the amount of cash and the fair market value of property received and (b) the U.S. Holder's tax basis in the Note as increased by any market discount previously included in income by the U.S. Holder and decreased by any amortizable bond premium deducted over the term of the Note. However, the amount of cash and the fair market value of other property received excludes cash or other property attributable to the payment of accrued interest not previously included in income, which amount will be taxable as ordinary income. Subject to the market discount and amortizable bond premium rules described above, any gain or loss will generally be long-term capital gain or loss, provided the Note was a capital asset in the hands of the U.S. Holder and had been held for more than one year.

  Medicare Tax

        A U.S. Holder that is an individual, estate or trust that does not fall into a special class of trusts that are exempt from such tax is subject to a 3.8% tax on the lesser of (1) the U.S. Holder's "net investment income" for the relevant taxable year and (2) the excess of the U.S. Holder's modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual's circumstances). A U.S. Holder's net investment income generally includes gross income from interest and net gain attributable to the disposition of certain property, such as the Notes. Net investment income may, however, be reduced by properly allocable deductions to such income. U.S. Holders that are individuals, estates or trusts are urged to consult their tax advisors regarding the applicability of this 3.8% Medicare tax to their interest payments and gains attributable to the disposition of the Notes.

  Passive activity losses and investment interest limitations

        Interest payments that we pay and gain arising from the sale or exchange by a U.S. Holder of the Notes will not be treated as passive activity income. As a result, U.S. Holders generally will not be able to apply any "passive losses" against this income or gain. Interest payments, to the extent they do not constitute a return of principal, generally will be treated as investment income for purposes of computing the investment interest limitation. Gain arising from the sale or other disposition of the Notes, however, will not be treated as investment income except to the extent the holder elects to reduce the amount of his net capital gain eligible for the capital gains rate.

  Notes Held by Affiliates

        The IRS recently issued Treasury Regulations under Section 385 of the Code that address the treatment of instruments as debt or equity where the instruments are held by certain parties who are related to us. Under these regulations, in certain circumstances, a Note that otherwise would be treated as debt is treated as equity for US. federal income tax purposes during periods in which the Note is held by a related party (generally based on a group of corporations or controlled partnerships connected through 80% direct or indirect ownership). Under these Treasury Regulations, although it is not entirely clear, it is expected that any notes treated as equity under these rules would be converted back to debt when acquired by a beneficial owner that is not a related party. The transaction documents, to the extent applicable, meet the documentation requirements as defined in the Treasury Regulations under Section 385 of the Code.

Non-U.S. Holders

  Interest

        Subject to the discussion below under "—Foreign Account Tax Compliance" and "—Information Reporting and Backup Withholding," payments of interest on the Notes to a Non-U.S. Holder generally will not be subject to U.S. federal withholding tax under the "portfolio interest exemption," provided that:

  •
  such payments are not effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States (or, if required by an applicable income tax treaty, are not attributable to a permanent establishment of the Non-U.S. Holder in the United States);

  •
  the Non-U.S. Holder does not actually or constructively own 10% or more of the capital or profits interest in us;

  •
  the Non-U.S. Holder is not a "controlled foreign corporation" with respect to which we are a "related person" within the meaning of Section 864(d)(4) of the Code;

  •
  the Non-U.S. Holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code; and

  •
  either (1) the beneficial owner of the Notes provides us or the applicable withholding agent with a properly completed and executed IRS Form W-8BEN or W-8BEN-E, as applicable, certifying, under penalties of perjury, that it is not a "U.S. person" (as defined in the Code) and providing its name and address or (2) a financial institution that holds the Notes on behalf of the beneficial owner certifies to us or the applicable withholding agent, under penalties of perjury, that it has received such properly completed and executed IRS Form W-8BEN or W-8BEN-E, as applicable, from the beneficial owner and provides us with a copy thereof.

        If a Non-U.S. Holder does not qualify for the "portfolio interest exemption" described in the preceding paragraph, payments of interest on the Notes to such Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a rate of 30% (or may be exempt from tax or may be subject to such lower rate as may be specified by an applicable income tax treaty), unless such interest is effectively connected with such Non-U.S. Holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of such Non-U.S. Holder in the United States) and such Non-U.S. Holder provides us or the applicable withholding agent with a properly completed and executed IRS Form W-8ECI. Non-U.S. Holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the requirements for claiming any such benefits.

        Interest paid to a Non-U.S. Holder that is effectively connected with such Non-U.S. Holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the Non-U.S. Holder in the United States) generally is not subject to U.S. federal withholding tax, provided that the Non-U.S. Holder complies with applicable certification and other requirements. Instead, such interest generally will be subject to U.S. federal income taxation on a net income basis at the graduated U.S. federal income tax rates in the same manner as if such Non-U.S. Holder were a U.S. person. In addition, a Non-U.S. Holder that is a corporation may be subject to an additional "branch profits tax" at a rate of 30% (or may be exempt from tax or may be subject to such lower rate as may be specified by an applicable income tax treaty).

  Sale or Other Taxable Disposition of the Notes

        Subject to the discussion below under "—Information Reporting and Backup Withholding" and "—Foreign Account Tax Compliance Act," except with respect to accrued and unpaid interest, which will be treated as described above under "—Non-U.S. Holders—Interest," a Non-U.S. Holder generally will not be subject to U.S. federal income tax or U.S. federal withholding tax on any gain realized by such Non-U.S. Holder upon the sale, exchange, retirement, redemption or other taxable disposition of a Note unless:

  •
  the gain is effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the Non-U.S. Holder in the United States); or

  •
  the Non-U.S. Holder is an individual who is present in the United States for 183 or more days in the taxable year of such sale or other taxable disposition and certain other requirements are met.

        If interest paid on a Note or gain from a disposition of a Note is effectively connected with a Non-U.S. Holder's conduct of a United States trade or business (and, if an income tax treaty applies, the Non-U.S. Holder maintains a United States permanent establishment to which such amounts are generally attributable), the Non-U.S. Holder generally will be subject to U.S. federal income tax on the interest or gain on a net basis in the same manner as if it were a U.S. Holder. If a Non-U.S. Holder is subject to U.S. federal income tax on the interest on a net basis, the 30% withholding tax described above will not apply (assuming an appropriate certification is provided, generally on IRS Form W-8ECI). A Non-U.S. Holder that is a corporation may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest on a Note or gain from a disposition of a Note will be included in earnings and profits if the interest or gain is effectively connected with the conduct by the corporation of a United States trade or business. Gain described in the second bullet point above will be subject to U.S. federal income tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty), but may be offset by certain United States source capital losses, if any, of the Non-U.S. Holder.

  Foreign Account Tax Compliance Act

        Under Sections 1471 through 1474 of the Code and Treasury Regulations thereunder (referred to as "FATCA"), U.S. federal withholding tax at a rate of 30% will apply to payments of interest on and, beginning after December 31, 2018, to gross proceeds from the sale or other disposition of, a Note paid to (1) a "foreign financial institution" (as defined for this purpose) unless such institution is exempt from FATCA withholding pursuant to an applicable intergovernmental agreement between the jurisdiction in which it is located and the United States, enters into an agreement with the United States government to collect and provide to the United States tax authorities information regarding United States account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with United States owners) or meets other exemptions or (2) a foreign entity that is not a financial institution, unless such entity is exempt from FATCA withholding pursuant to an applicable intergovernmental agreement between the jurisdiction in which it is located and the United States, provides the withholding agent with a certification identifying any substantial United States owners of the entity (as defined for this purpose) or meets other exemptions. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these withholding and reporting requirements may be subject to different rules. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution may under certain circumstances be eligible for a refund or credit of any amounts withheld by filing certain information with the IRS. Prospective investors should consult their own tax advisors regarding the effects of FATCA on their investment in the Notes.

  Information Reporting and Backup Withholding

        Generally, we must report annually to the IRS and to each Non-U.S. Holder the amount of interest paid to such Non-U.S. Holder and the amount of tax, if any, withheld with respect to such payments. This information may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides or is established pursuant to the provisions of a specific treaty or agreement with those tax authorities.

        United States backup withholding (currently at a rate of 28%) generally will not apply to payments of interest on the Notes to a Non-U.S. Holder if the Non-U.S. Holder provides us or the applicable withholding agent with a properly completed and executed IRS Form W-8BEN or W-8BEN-E, as applicable, or otherwise establishes an exemption. Under Treasury Regulations, the payment of proceeds from the disposition of a Note by a Non-U.S. Holder effected at a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the Non-U.S. Holder provides a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable (or other applicable IRS Form W-8), certifying such Non-U.S. Holder's non-U.S. status or by otherwise establishing an exemption. The payment of proceeds from the disposition of a Note by a Non-U.S. Holder effected at a non-U.S. office of a U.S. broker or a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting (but not backup withholding) unless such Non-U.S. Holder provides a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable (or other applicable IRS Form W-8), certifying such Non-U.S. Holder's non-U.S. status or by otherwise establishing an exemption. Backup withholding will apply if the disposition is subject to information reporting and the broker has actual knowledge that the Non-U.S. Holder is a U.S. person.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against the holder's U.S. federal income tax liability, if any, and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

  Notes Held by Affiliates

        The IRS recently issued Treasury Regulations under Section 385 of the Code that address the treatment of instruments as debt or equity where the instruments are held by certain parties who are related to the issuer. Under these regulations, in certain circumstances, a Note that otherwise would be treated as debt is treated as equity for U.S. federal income tax purposes during periods in which the Note is held by a related party (generally based on a group of corporations or controlled partnerships connected through 80% direct or indirect ownership). Under these Treasury Regulations, although it is not entirely clear, it is expected that any Notes treated as equity under these rules would be converted back to debt when acquired by a beneficial owner that is not a related party. The transaction documents, to the extent applicable, meet the documentation requirements as defined in the Treasury Regulations under Section 385 of the Code.

State and Local Taxation

        We, the Company, and the holders of the Notes may be subject to state or local taxation in various jurisdictions, including those in which we or holders of the Notes transact business or reside. The state and local tax treatment of us and the holders of the Notes may not conform to the U.S. federal income tax consequences discussed above. Consequently, prospective holders of the Notes should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the Company.

Taxation as a REIT

  General

        The Company has elected to be taxed as a REIT under Sections 856 through 860 of the Code. The Company believes it has been organized and operated in a manner which allows the Company to qualify for taxation as a REIT under the Code. The Company intends to continue to operate in this manner. However, the Company's qualification and taxation as a REIT depend upon its ability to meet, through actual annual operating results, certain qualification tests imposed under the Code. Accordingly, there is no assurance that the Company has operated or will continue to operate in a manner so as to qualify or remain qualified as a REIT. See "—Taxation as a REIT—Failure to qualify."

        The sections of the Code that relate to the qualification and operation as a REIT are highly technical and complex. The following sets forth the material aspects of the sections of the Code that govern the federal income tax treatment of a REIT and its shareholders. This summary is qualified in its entirety by the applicable Code provisions, relevant rules and regulations promulgated under the Code, and administrative and judicial interpretations of the Code.

        If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal corporate income taxes on net income that the Company currently distributes to its shareholders. This treatment substantially eliminates the "double taxation," once at the corporate level when earned and once again at the shareholder level when distributed, that generally results from investment in a corporation. However, the Company will be subject to federal income tax as follows:

  •
  The Company will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

  •
  The Company may be subject to the "alternative minimum tax" on its items of tax preference under certain circumstances.

  •
  If the Company has (1) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business; or (2) other specified nonqualifying income from foreclosure property, the Company will be subject to tax at the highest corporate rate on any net income from such foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test (as described below). Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (a) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (b) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated and (c) for which such REIT makes an election to treat the property as foreclosure property.

  •
  The Company will be subject to a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property.

  •
  If the Company fails to satisfy the 75% gross income test or the 95% gross income test (discussed below) but has maintained qualification as a REIT because the Company satisfied certain other requirements, the Company will be subject to a 100% tax on an amount equal to (1) the gross income attributable to the greater of (i) the amount by which the Company fails the 75% gross income test, discussed below and (ii) the amount by which the Company fails the 95% gross income test discussed below (2) multiplied by a fraction intended to reflect the Company's profitability.

  •
  If the Company fails to satisfy any of the REIT asset tests (other than the 5% or 10% asset tests described below) by more than a de minimis amount, due to reasonable cause and not due to willful neglect, and the Company nonetheless maintains REIT qualification because of specified cure provisions, the Company will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets during the period in which the Company failed to satisfy the asset tests.

  •
  If the Company fails to satisfy any provision of the Code that would result in the Company's failure to qualify as a REIT (other than a violation of the REIT gross income or asset tests described below) and the violation is due to reasonable cause and not due to willful neglect, the Company may retain REIT qualification but will be required to pay a penalty of $50,000 for each such failure.

  •
  The Company may be required to pay monetary penalties to the IRS in certain circumstances, including if the Company fails to meet record-keeping requirements intended to monitor the Company's compliance with rules relating to the composition of the Company's shareholders, as described below in "—Taxation as a REIT—Requirements for qualification."

  •
  The Company will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed, or deemed distributed, during each calendar year. The required distribution for a calendar year equals the sum of (1) 85% of the Company's REIT ordinary income for the year, (2) 95% of the Company's REIT capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

  •
  If the Company acquires any assets from a non-REIT "C" corporation in a transaction in which the basis of the assets in the Company's hands is determined by reference to the basis of the asset in the hands of the non-REIT "C" corporation (a "Conversion Transaction"), the Company would be liable for corporate income tax, at the highest applicable corporate rate, for the "built-in gain" with respect to those assets if the Company disposes of those assets in a taxable transaction during the "recognition period." To the extent that assets are transferred to the Company in a carry-over basis transaction by a partnership in which a corporation owns an interest, the Company will be subject to this tax in proportion to the non-REIT "C" corporation's interest in the partnership. Built-in gain is the amount by which an asset's fair market value exceeds its adjusted tax basis at the time the Company acquires the asset. The results described in this paragraph assume that the non-REIT "C" corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by the Company. Any gain from the sale of property acquired by the Company in an exchange under Section 1031 (a like kind exchange) or Section 1033 (an involuntary conversion) of the Code will be excluded from the application of this built-in gain tax. On January 17, 2017, the United States Department of the Treasury issued final Treasury Regulations which generally reduce the recognition period for the corporate tax on built-in gains in connection with Conversion Transactions from a ten-year period to a five-year period generally effective for Conversion Transactions occurring after February 17, 2017. Under the final Treasury Regulations, taxpayers may also elect to apply the new five-year recognition period to Conversion Transactions occurring on or after August 8, 2016, and on or before February 17, 2017. It is currently unclear whether these final Treasury Regulations will be affected in whole or part by the Trump Administration's subsequently issued January 20, 2017 memorandum, which ordered a freeze on regulatory actions.

  •
  The Company could be subject to a 100% tax attributable to certain non-arm's length transactions with any of the Company's taxable REIT subsidiaries or with tenants that receive services from such taxable REIT subsidiaries.

  Requirements for qualification

        The Code defines a REIT as a corporation, trust or association that:

  1.
  is managed by one or more trustees or directors;

  2.
  issues transferable shares or transferable certificates to evidence its beneficial ownership;

  3.
  would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;

  4.
  is not a financial institution or an insurance company within the meaning of certain provisions of the Code;

  5.
  is beneficially owned by 100 or more persons;

  6.
  not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, as defined in the Code to include certain entities, during the last half of each taxable year; and

  7.
  meets certain other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

        The Code provides that the first four conditions must be met during the entire taxable year and that the fifth condition must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. The fifth and sixth conditions do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of the sixth condition, pension funds and certain other tax-exempt entities are treated as individuals, subject to a "look-through" exception with respect to pension funds.

        The Company believes it has satisfied each of the above conditions. In addition, the Company's charter provides for restrictions regarding ownership and transfer of shares. These restrictions are intended to assist the Company in continuing to satisfy the share ownership requirements described above. These restrictions, however, may not ensure that the Company will, in all cases, be able to satisfy the share ownership requirements. If the Company fails to satisfy these share ownership requirements, the Company's status as a REIT will terminate unless the Company is eligible for specified relief provisions as described below. However, if the Company complies with the rules contained in applicable Treasury Regulations that require the Company to ascertain the actual ownership of its shares and they do not know, or would not have known through the exercise of reasonable diligence, that the Company failed to meet the requirement described in the sixth condition, the Company will be treated as having met this requirement. If the Company's failure to ascertain ownership information is not due to reasonable cause, a penalty of $25,000 will be imposed and if the failure is the result of intentional disregard, a penalty of $50,000 will be imposed.

        In addition, a corporation may not elect to become a REIT unless its taxable year is the calendar year. The Company has and will continue to have a calendar taxable year.

  Ownership of interests in partnerships and qualified REIT subsidiaries

        In the case of a REIT which is a partner in a partnership, the Treasury Regulations provide that the REIT will be deemed to own its proportionate share, generally in proportion to its capital interest in such partnership, of the assets of the partnership. Also, the REIT will be deemed to be entitled to the income of the partnership attributable to its proportionate share, based upon its capital interest, of such assets. The character of the assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, the Company's proportionate share of the Operating Partnership's assets and items of income, including its share of these items of any partnership in which the Operating Partnership owns an interest, are treated as its assets and items of income for purposes of applying the requirements described in this prospectus supplement, including the income and asset tests described below. We have included a brief summary of the rules governing the federal income taxation of partnerships and their partners below in "—Tax aspects of the Operating Partnership." The Company has direct control of the Operating Partnership and will continue to operate the Operating Partnership consistent with the requirements for the Company's qualification as a REIT. However, the Operating Partnership has non-managing ownership interests in certain joint ventures. If a joint venture takes or expects to take actions which could jeopardize the Company's status as a REIT or subject the Company to tax, the Operating Partnership may be forced to dispose of its interest in such joint venture. In addition, it is possible that a joint venture could take an action which could cause the Company to fail a REIT income or asset test, and that we would not become aware of such action in a time frame which would allow the Operating Partnership to dispose of our interest in the joint venture or take other corrective action on a timely basis. In such a case, the Company could fail to qualify as a REIT unless certain mitigation provisions applied.

        Although the Company does not currently own the stock of a subsidiary that is a qualified REIT subsidiary, the Company may acquire stock of one or more new subsidiaries in the future. A corporation will qualify as a qualified REIT subsidiary if the Company holds 100% of its stock directly and the Company does not elect to treat the subsidiary as a taxable REIT subsidiary. A qualified REIT subsidiary will not be treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary will be treated as its assets, liabilities and such items, as the case may be, for all purposes of the Code, including the REIT qualification tests. For this reason, references under "—Taxation as a REIT" to its income and assets include the income and assets of each qualified REIT subsidiary. A qualified REIT subsidiary will not be subject to federal income tax, and the Company's ownership of the voting stock of a qualified REIT subsidiary will not violate the restrictions against ownership of securities of any one issuer which constitute more than 10% of the value or total voting power of such issuer or more than 5% of the value of a REIT's total assets, as described below under "—Taxation as a REIT—Asset tests."

  Ownership of interests in taxable REIT subsidiaries

        The Code provides that REITs may own more than 10% of the voting power and value of securities in taxable REIT subsidiaries. A corporation is treated as a taxable REIT subsidiary if a REIT owns stock in the corporation and the REIT and the corporation jointly elect such treatment. In the event such an election is made, any other corporation of which such taxable REIT subsidiary owns 35% of the total voting power or value of the outstanding securities is also automatically treated as a taxable REIT subsidiary. A taxable REIT subsidiary is a corporation subject to U.S. federal income tax as a regular C corporation and, where applicable, state and local corporate income taxes.

        Although the activities and income of taxable REIT subsidiaries are subject to tax, taxable REIT subsidiaries are permitted to engage in certain activities that the REIT could not engage in itself. Additionally, under certain limited conditions, a REIT may receive income from a taxable REIT subsidiary that would be treated as rent. See the discussion under "—Taxation as a REIT—Income tests" below. As discussed more fully under "—Taxation as a REIT—Asset tests" below, not more than 25% for taxable years beginning prior to December 31, 2017 (this rate is reduced to 20% for taxable years beginning after December 31, 2017) of the fair market value of a REIT's assets can be composed of securities of taxable REIT subsidiaries and stock of a taxable REIT subsidiary is not a qualified asset for purposes of the 75% asset test.

        The amount of interest on related party debt a taxable REIT subsidiary may deduct is limited. Further, a 100% excise tax applies to any interest payments by a taxable REIT subsidiary to its affiliated REIT to the extent the interest rate is set above a commercially reasonable level. A taxable REIT subsidiary is permitted to deduct interest payments to unrelated parties without any such restrictions, although other interest deduction limitation rules could apply.

        The Code allows the IRS to reallocate costs between a REIT and its taxable REIT subsidiary. Any deductible expenses allocated away from a taxable REIT subsidiary would increase its tax liability, and the amount of such increase would be subject to interest charges. Further, any amount by which a REIT understates its deductions and overstates those of its taxable REIT subsidiary will, subject to certain exceptions, be subject to a 100% excise tax.

  Affiliated REITs

        The Operating Partnership indirectly owns more than 10% of the equity interests in several entities which have elected to be taxed as corporations and have elected, or will elect, to be taxed as REITs. Each of these subsidiaries must meet the REIT qualification tests discussed above. Each of them may be subject to tax on certain of its income as discussed above. See "—Taxation as a REIT—General." The failure of any or all of them to qualify as a REIT could cause the Company to fail to qualify as a REIT because the Company would own more than 10% of the voting securities and value of an issuer that was not a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary unless certain mitigation provisions applied. The Company believes that each of these subsidiaries has been organized and operated in a manner that will permit the Company to qualify as a REIT.

  Income tests

        The Company must satisfy two gross income requirements annually to maintain qualification as a REIT. First, in each taxable year the Company must derive directly or indirectly at least 75% of its gross income, excluding gross income from prohibited transactions, from investments relating to real property or mortgages on real property, including "rents from real property," dividends from other

REITs (but not taxable REIT subsidiaries), and, in certain circumstances, income from certain types of temporary investments. Second, in each taxable year the Company must derive at least 95% of its gross income, excluding gross income from prohibited transactions, from real property investments, dividends, including dividends from taxable REIT subsidiaries, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. The term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of the amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based upon a fixed percentage or percentages of receipts or sales.

  Rents

        Rents the Company receives will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

  •
  the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based upon a fixed percentage or percentages of receipts or sales;

  •
  except for rents received from a taxable REIT subsidiary as discussed below, rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns, in the case of a corporate tenant, 10% or more of the stock by vote or value of such tenant, and, in the case of any other tenant, 10% or more of the profits or capital of such tenant;

  •
  if rent is received from a taxable REIT subsidiary with respect to any property, no more than 10% of the leased space at the property may be leased to taxable REIT subsidiaries and related party tenants and rents received from such property must be substantially comparable to rents paid by other tenants, except related party tenants, of the REIT's property for comparable space;

  •
  if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to personal property will not qualify as "rents from real property;" and

  •
  for rents received to qualify as "rents from real property," the REIT generally must not furnish or render services to the tenants of the property, subject to a 1% de minimis exception, other than through an independent contractor from whom the REIT derives no revenue or through a taxable REIT subsidiary. The REIT may, however, directly perform certain services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property.

The Company does not and will not, and as the general partner of the Operating Partnership will not permit the Operating Partnership to, take any of the following actions unless the Company determines such action would not jeopardize its status as a REIT:

  •
  charge rent for any property that is based in whole or in part on the income or profits of any person, except by reason of being based upon a percentage of receipts or sales, as described above;

  •
  lease any property to a related party tenant;

  •
  lease any property to a taxable REIT subsidiary, unless it determines not more than 10% of the leased space at such property is leased to related party tenants and its taxable REIT subsidiaries and the rents received from such lease are substantially comparable to those received from other tenants, except rent from related party tenants, of the Company for comparable space;

  •
  derive rental income attributable to personal property, other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease; or

  •
  perform services considered to be rendered to the occupant of the property, other than through an independent contractor from whom the Operating Partnership derives no revenue or through a taxable REIT subsidiary.

        Although the Operating Partnership and other of the Company's affiliates will perform all development, construction and leasing services for, and will operate and manage, wholly-owned properties directly without using an "independent contractor," the Company believes that, in almost all instances, the only services to be provided to lessees of these properties will be those usually or customarily rendered in connection with the rental of space for occupancy only. To the extent any non-customary services are provided, such services shall generally, but not necessarily in all cases, be performed by a taxable REIT subsidiary. In any event, the Company intends that the amounts the Company receives for non-customary services that may constitute "impermissible tenant service income" from any one property will not exceed 1% of the total amount collected from such property during the taxable year.

        A REIT is subject to a 100% excise tax on any rents it receives from tenants receiving services from a taxable REIT subsidiary to the extent such rents are above the amount that would be charged to tenants not receiving such services, unless:

  •
  the taxable REIT subsidiary provides a substantial amount of services to third parties at the same prices offered to tenants of the REIT;

  •
  rents for comparable leased space at the REIT's property received from tenants not receiving such services and leasing at least 25% of the REIT's net leasable space are comparable to rents charged to tenants who receive services from the taxable REIT subsidiary and charges for such services are separately stated; or

  •
  income from the taxable REIT subsidiary providing services to the REIT's tenants is at least 150% of the direct costs of providing the services.

        If the Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, the Company may nevertheless qualify as a REIT for the year if the Company is entitled to relief under certain provisions of the Code. Generally, the Company may avail itself of the relief provisions if:

  •
  following the Company's identification of the failure to meet these tests for any taxable year, the Company files a schedule with the IRS setting forth each item of its gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

  •
  the Company's failure to meet these tests was due to reasonable cause and not due to willful neglect.

        It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of these relief provisions. If these relief provisions do not apply to a particular set of circumstances, the Company will not qualify as a REIT. As discussed above in "—Taxation as a REIT—General," even if these relief provisions apply, and the Company retains its status as a REIT, a tax would be imposed with respect to its excess net income. The Company may not always be able to maintain compliance with the gross income tests for REIT qualification despite periodic monitoring of its income.

  Hedging transactions

        From time to time, the Company may enter into hedging transactions with respect to one or more of its assets or liabilities. The Company's hedging activities may include entering into interest rate swaps, caps and floors, options to purchase these items and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly and timely identified as a hedging transaction as specified in the Code will not constitute gross income and thus will be exempt from the 95% gross income test. The term "hedging transaction," as used above, generally means any transaction the Company enters into in the normal course of its business primarily to manage risk of interest rate changes or fluctuations with respect to borrowings made or to be made by the Company to acquire or carry real estate assets, to manage the risk of currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test (or any property which generates such income and gain), or to manage the risk of existing hedge positions after a portion of the hedged indebtedness or property is disposed. To the extent that the Company does not properly identify such transactions as hedges or the Company hedges with other types of financial instruments, or hedge other types of indebtedness, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. The Company intends to structure any hedging transactions in a manner that does not jeopardize its status as a REIT.

  Asset tests

        At the close of each quarter of the Company's taxable year, the Company also must satisfy three tests relating to the nature and diversification of the Company's assets. First, at least 75% of the value of the Company's total assets must be represented by real estate assets (which include, without limitation, interests in real property, interests in mortgages on real property, stock of other REITs and debt instruments issued by publicly offered REITs) and cash, cash items and government securities. For purposes of this test, real estate assets include stock or debt instruments that are purchased with the proceeds of a stock offering or a long-term (at least five years) public debt offering, but only for the one-year period beginning on the date the Company receives such proceeds. Second, not more than 25% of the Company's total assets may be represented by securities, other than those securities includable in the 75% asset test. Third, not more than 25% for taxable years beginning prior to December 31, 2017 (the rate is reduced to 20% for taxable years beginning after December 31, 2017) of the value of the Company's total assets may be represented by securities of one or more taxable REIT subsidiaries, and except with respect to taxable REIT subsidiaries and qualified REIT subsidiaries, of the investments included in the 25% asset class, the value of any one issuer's securities may not exceed 5% of the value of the Company's total assets, and the Company may not own more than 10% of any one issuer's outstanding voting securities or more than 10% of the total value of any one issuer's outstanding securities other than certain securities qualifying as "straight debt" and other excluded securities, as described in the Code, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. Additionally, (i) the Company's interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (ii) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership's gross income is derived from sources that would qualify for the 75% REIT gross income test; and (iii) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the Company's interest as a partner in the partnership.

        After initially meeting the asset tests at the close of any quarter, the Company will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the Company fails to satisfy the asset tests because the Company acquires securities or other property during a quarter, including an increase in the Company's interests in assets held, directly or indirectly, by the Operating Partnership, the Company can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. We believe the Company has maintained and will continue to maintain adequate records of the value of its assets to ensure compliance with the asset tests and to take such other actions within the 30 days after the close of any quarter as may be required to cure any noncompliance. If the Company fails to satisfy the 5% or 10% asset tests described above after the 30 day cure period, the Company will be deemed to have met such tests if (1) the value of the Company's non-qualifying assets does not exceed the lesser of (a) 1% of the total value of the Company's assets at the end of the applicable quarter or (b) $10,000,000, (2) the Company disposes of the non-qualifying assets (or otherwise cures its failure to meet the asset test) within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued and (3) the Company discloses certain information to the IRS. For violations due to reasonable cause and not willful neglect that are in excess of the de minimis exception described above, the Company may avoid disqualification as a REIT under any of the asset tests, after the 30 day cure period, by taking steps including (1) disposing of the non-qualifying assets (or otherwise curing the Company's failure to meet the asset test) within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (2) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets, and (3) disclosing certain information to the IRS. If the Company cannot avail itself of these relief provisions, or if the Company fails to timely cure any noncompliance with the asset tests, the Company would cease to qualify as a REIT.

  Annual distribution requirements

        To maintain qualification as a REIT, the Company is required to distribute dividends, other than capital gain dividends, to its shareholders in an amount at least equal to the difference between (1) the sum of 90% of its "REIT taxable income," computed without regard to the dividends paid deduction and net capital gain, and 90% of its after tax net income, if any, from foreclosure property, and (2) the amount of certain items of non-cash income, i.e., income attributable to leveled stepped rents, original issue discount on purchase money debt, or a like-kind exchange that is later determined to be taxable, in excess of 5% of "REIT taxable income." In addition, if the Company is allocated any built-in gain as a result of the disposition during the restriction period of any asset subject to the built-in gain rules, then the Company will be required to distribute at least 90% of such built-in gain less the amount of tax the Company incurred as a result of such gain.

        Dividends declared and payable to shareholders of record in the last three months of any year must be paid by the end of January of the year following the taxable year in which the dividends were declared, unless they were declared before the due date of the Company's tax return for the taxable year in which they were declared. If they were declared before such due date, whether declared in the last three months of the year or otherwise, they must be distributed on or before the end of January of the following taxable year, or, if later, the earlier of the first regular dividend payment after the declaration or the close of the taxable year following the taxable year to which they relate. The amount distributed must not be preferential. This means that every shareholder of the class of stock to which a distribution is made must be treated the same as every other shareholder of that class, and no class of stock may be treated otherwise than in accordance with its distribution rights as a class. The Company believes it has made and will continue to make timely distributions sufficient to satisfy these annual distribution requirements.

        The Company expects that its REIT taxable income will be less than its cash flow due to the allowance of depreciation and other non-cash charges in computing REIT taxable income. Accordingly, the Company should generally have sufficient cash or liquid assets to satisfy the distribution requirements described above. However, from time to time, the Company may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in arriving at its taxable income. If these timing differences occur, in order to meet the distribution requirements, the Company may need to arrange for short-term, or possibly long-term, borrowings or need to pay dividends in the form of taxable stock dividends. To the extent the Company satisfies the distribution requirements but distributes less than 100% of the net capital gain or 100% of its REIT taxable income, the Company will be subject to tax on such income at regular corporate rates.

        Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to shareholders in a later year, which may be included in its deduction for dividends paid for the earlier year. Thus, the Company may be able to avoid being taxed on amounts distributed as deficiency dividends. However, the Company will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

        Furthermore, the Company would be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed if the Company should fail to distribute during each calendar year, or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year, at least the sum of 85% of the Company's REIT ordinary income for such year, 95% of its REIT capital gain income for the year and any undistributed taxable income from prior periods. Any REIT taxable income and net capital gain on which corporate income tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

  Property transfers

        Any gain the Company realizes on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business, including the Company's share of any such gain realized by the Operating Partnership, either directly or through its subsidiary partnerships, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. This prohibited transaction income may also adversely affect the Company's ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. However, the Code provides a safe harbor pursuant to which limited sales of properties held at least two years and meeting certain additional requirements will not be treated as prohibited transactions, but compliance with the safe harbor is not always practical. The Company intends to hold properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning properties and to make occasional sales of the properties as are consistent with its investment objectives. However, if the IRS were to successfully contend that some or all of the sales the Operating Partnership or its subsidiaries make are prohibited transactions, the Company would be subject to the 100% penalty tax on its allocable share of the gains resulting from any such sales.

  Failure to qualify

        In the event that the Company violates a provision of the Code that would result in its failure to qualify as a REIT (other than violations of the REIT gross income or asset tests, as described above, for which other specified cure provisions may be available), the Company would be entitled to retain its status as a REIT if (1) the violation is due to reasonable cause and not due to willful neglect, and

(2) the Company pays a penalty of $50,000 for each failure to satisfy the provisions. If the Company fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Company will be subject to tax, including any applicable alternative minimum tax, on its taxable income at regular corporate rates. Distributions to shareholders in any year in which the Company fails to qualify will not be deductible by the Company and it will not be required to distribute any amounts to its shareholders. As a result, the Company's failure to qualify as a REIT would reduce the cash available for distribution to its shareholders. In addition, if the Company fails to qualify as a REIT, all distributions to shareholders will be taxable as ordinary income to the extent of its current and accumulated earnings and profits, and subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction and non-corporate shareholders may be eligible for reduced rates of tax on dividend distributions. Unless entitled to relief under specific statutory provisions, the Company will also be disqualified from taxation as a REIT for the four taxable years following the year during which the Company lost its qualification. It is not possible to state whether in all circumstances the Company would be entitled to this statutory relief.

Tax aspects of the Operating Partnership

        The following discussion summarizes material U.S. federal income tax considerations applicable solely to the Company's investment in the Operating Partnership. The discussion does not cover state or local tax laws or any U.S. federal tax laws other than income tax laws.

  General

        Substantially all of the Company's income-producing properties are held directly or indirectly through the Operating Partnership. In general, partnerships are "pass-through" entities which are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. The Company includes in its income its proportionate share of the foregoing partnership items for purposes of the various REIT income tests and in the computation of the Company's REIT taxable income. Moreover, for purposes of the REIT asset tests, the Company will include its proportionate share of assets held through partnerships. See "—Taxation as a REIT—Ownership of interests in partnerships and qualified REIT subsidiaries."

  Entity classification

        Our interests in partnerships, including joint ventures, involve special tax considerations, including the possibility of a challenge by the IRS of the status of a partnership as a partnership as opposed to an association taxable as a corporation for U.S. federal income tax purposes. If a partnership were treated as an association, it would be taxable as a corporation and therefore be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and preclude the Company from satisfying the asset tests and possibly the income tests. See "—Taxation as a REIT—Asset tests" and "—Taxation as a REIT—Income tests." This, in turn, would prevent the Company from qualifying as a REIT. See "—Taxation as a REIT—Failure to qualify" for a discussion of the effect of a failure to meet these tests for a taxable year. In addition, a change in a partnership's status for tax purposes might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions.

        Treasury Regulations provide that a domestic business entity not otherwise classified as a corporation and which has at least two members will be taxed as a partnership for U.S. federal income tax purposes unless it elects to be treated as a corporation. In addition, such an entity which did not exist, or did not claim a classification, prior to January 1, 1997, will be classified as a partnership for U.S. federal income tax purposes unless it elects otherwise. The Operating Partnership and each of its subsidiary partnerships have claimed classification as a partnership, and, as a result, we believe such partnerships will be classified as partnerships for U.S. federal income tax purposes.

  Operating Partnership Allocations

        Although a partnership agreement will generally determine the allocation of income and losses among partners, these allocations will be disregarded for tax purposes under Section 704(b) of the Code if they do not comply with the provisions of that section and the Treasury Regulations promulgated under that section.

        If an allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to the item. The Operating Partnership's allocations of taxable income and loss, and those of the property partnerships, are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated under that section.

  Tax Allocations with Respect to Contributed Properties

        Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for U.S. federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss that generally is equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of the property at that time (the "book-tax difference"). The partnership agreement for the Operating Partnership requires allocations of income, gain, loss and deduction attributable to contributed property to be made by the Operating Partnership in a manner that is consistent with Section 704(c) of the Code.

        In general, the partners who contributed appreciated assets to the Operating Partnership will be allocated lower amounts of depreciation deductions for tax purposes and increased taxable income and gain on sale by the Operating Partnership of the contributed assets (including some of our properties). This will tend to eliminate the book-tax difference over time. However, the special allocation rules under Section 704(c) of the Code do not always entirely rectify the book-tax difference on an annual basis or with respect to a specific taxable transaction, such as a sale. Thus, the carryover basis of the contributed assets in the hands of the Operating Partnership may, as to certain contributed assets, cause us to be allocated lower depreciation and other deductions, and possibly greater amounts of taxable income in the event of a sale of such contributed assets, in excess of the economic or book income allocated to us as a result of such sale. This may cause us to recognize taxable income in excess of cash proceeds, which might adversely affect the Company's ability to comply with the REIT distribution requirements. See "—Taxation as a REIT—Annual distribution requirements," above. In addition, the application of Section 704(c) of the Code to the Operating Partnership is not entirely clear and may be affected by authority that may be promulgated in the future.

  Basis in Operating Partnership Interest

        The adjusted tax basis in the Company's indirect partnership interest in the Operating Partnership generally (1) will be equal to the amount of cash and the basis of any other property that the Company contributes to the Operating Partnership, (2) will be increased by (a) the Company's allocable share of the Operating Partnership's income and (b) its allocable share of certain indebtedness of the Operating Partnership and of the property partnerships and (3) will be reduced, but not below zero, by its allocable share of (a) the Operating Partnership's loss and (b) the amount of cash distributed directly or indirectly to the Company, and by constructive distributions resulting from a reduction in the Company's share of certain indebtedness of the Operating Partnership and of the property partnerships. With respect to increases in the Company's adjusted tax basis in its indirect partnership interest in the Operating Partnership resulting from certain indebtedness of the Operating Partnership, Section 752 of the Code and the regulations promulgated under that section provide that a partner may include its share of partnership liabilities in its adjusted tax basis of its interest in the partnership to the extent the partner bears the economic risk of loss with respect to the liability.

        Generally, a partnership's non-recourse debt is shared proportionately by the partners. However, if a partner guarantees partnership debt or is personally liable for all or any portion of the debt, the partner will be deemed to bear the economic risk of loss for the amount of the debt for which it is personally liable. Thus, the partner may include that amount in its adjusted tax basis of its interest in the partnership.

        If the allocation of the Company's distributive share of the Operating Partnership's loss would reduce the adjusted tax basis of its partnership interest in the Operating Partnership below zero, the recognition of the loss will be deferred until the recognition of the loss would not reduce the Company's adjusted tax basis below zero. To the extent that the Operating Partnership's distributions, or any decrease in the Company's share of the nonrecourse indebtedness of the Operating Partnership or of a property partnership, would reduce the Company's adjusted tax basis below zero, such distributions and constructive distributions will normally be characterized as capital gain, and if the Company's partnership interest in the Operating Partnership has been held for longer than the long-term capital gain holding period (currently, one year), the distributions and constructive distributions will constitute long-term capital gain. Each decrease in the Company's share of the nonrecourse indebtedness of the Operating Partnership or of a property partnership is considered a constructive cash distribution to the Company.

  Depreciation Deductions Available to the Operating Partnership

        The Operating Partnership's depreciation deductions attributable to the properties will be based on the contributing partners' depreciation schedules and in some cases on new schedules under which the property will be depreciated on depreciation schedules of up to 40 years, using, initially, the adjusted basis of the contributed assets in the hands of the contributing partners.

  Sale of the Operating Partnership's Property

        Generally, any gain realized by the Operating Partnership on the sale of property held by the Operating Partnership or a property partnership or on the sale of a partnership interest in a property partnership will be capital gain, except for any portion of the gain that is treated as depreciation or cost recovery recapture. Any unrealized gain attributable to the excess of the fair market value of the properties over their adjusted tax bases at the time of contribution to the Operating Partnership must, when recognized by the Operating Partnership, generally be allocated to the limited partners, including the Company, under Section 704(c) of the Code and Treasury Regulations promulgated under that section.

        In the event of the disposition of any of the properties which have pre-contribution gain, all income attributable to the then existing unamortized pre-contribution gain will be allocated to the limited partners of the Operating Partnership, including to the Company, but the Company generally will be allocated only its share of capital gains attributable to depreciation deductions the Company enjoyed and appreciation, if any, occurring since the acquisition of its interest in the Operating Partnership.

        The Company's share of any gain realized by the Operating Partnership on the sale of any property held by the Operating Partnership or property partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Operating Partnership's or property partnership's trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Under existing law, whether property is inventory or other property held primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. Prohibited transaction income of this kind will also have an adverse effect upon the Company's ability to satisfy the gross income tests for REIT status. For more information regarding the penalty tax and gross income tests, see "—Taxation as a REIT—Income Tests" above. The Operating Partnership and the property partnerships intend to hold their properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating the properties and other shopping centers and to make occasional sales of the properties, including peripheral land, that are consistent with the Operating Partnership's and the property partnerships' investment objectives.

Possible U.S. Federal Income Tax Developments

        The rules dealing with federal income taxation are constantly under review by the IRS, the United States Department of the Treasury and the United States Congress. New U.S. federal income tax legislation or other provisions may be enacted into law or new interpretations, rulings or Treasury Regulations could be adopted, all of which could affect the taxation of the Operating Partnership and its affiliated entities. No prediction can be made as to the likelihood of passage of any new tax legislation or other provisions either directly or indirectly affecting the Operating Partnership or the Company. Consequently, the tax treatment described herein may be modified prospectively or retroactively by legislative action.

        The preceding discussion of certain U.S. federal income tax considerations is for general information only and is not tax advice. Accordingly, you should consult your own tax adviser as to particular tax consequences to you of purchasing, holding and disposing of the Notes, including the applicability and effect of any state, local or foreign tax laws, and of any proposed changes in applicable laws.

UNDERWRITING (CONFLICTS OF INTEREST)

        WPG Inc. and the Operating Partnership and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co. LLC, Jefferies LLC and U.S. Bancorp Investments, Inc. as representatives of the underwriters named below have entered into an underwriting agreement with respect to the Notes. Subject to certain conditions, each underwriter has severally agreed to purchase the principal amount of the Notes indicated in the following table.

Underwriters	Principal Amount of Notes
Merrill Lynch, Pierce, Fenner & Smith
Incorporated	$
Goldman Sachs & Co. LLC
Jefferies LLC
U.S. Bancorp Investments, Inc.

Total	$

        The underwriters are committed to take and pay for all of the Notes being offered, if any are taken.

        Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any Notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to        % of the principal amount of the Notes. Any such securities dealers may resell any Notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to        % of the principal amount of the Notes. If all the Notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

Underwriting Discount Paid by Us
Per Note		%
Total	$

        The Notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the Notes on any securities exchange or for quotation of the Notes on any automated dealer quotation system. We have been advised by the underwriters that the underwriters intend to make a market in the Notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the existence or liquidity of any trading market for the Notes.

        In connection with this offering, the underwriters may purchase and sell the Notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of Notes than they are required to purchase in this offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Notes while this offering is in progress.

        The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

        These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the Notes. As a result, the price of the Notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time without notice. These transactions may be effected in the over-the-counter market or otherwise.

        We estimate that our expenses of this offering, excluding the underwriting discount, will be approximately $        .

        WPG Inc. and the Operating Partnership have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that are required to be made in respect thereof.

European Economic Area

        This prospectus supplement is not a prospectus for the purposes of the Prospectus Directive (as defined below). This prospectus supplement has been prepared on the basis that any offer of the Notes in any Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State") will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Notes. Accordingly any person making or intending to make an offer in that Relevant Member State of Notes which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of Notes in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer.

        In relation to each Relevant Member State, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State no offer of the Notes which are the subject of the offering contemplated by this prospectus supplement to the public may be made in that Relevant Member State other than:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the underwriters for this offer; or

  (c)
  at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Notes shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of notes to the public" in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

United Kingdom

        The communication of this document and any other document or materials relating to the issue of the Notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom's Financial Services and Markets Act 2000, as amended (the "FSMA").

        Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Financial Promotion Order")), or within Article 49(2)(a) to (d) of the Financial Promotion Order, or to any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as "relevant persons"). In the United Kingdom, the Notes offered hereby are only available to, and any investment or investment activity to which this document relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

        Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the Notes of either series may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us.

        All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the Notes in, from or otherwise involving the United Kingdom.

Hong Kong

        The Notes may not be offered or sold in Hong Kong by means of any document other than (i) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the "SFO") and any rules made thereunder or (ii) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) and which do not constitute an offer to the public within the meaning of that Ordinance; and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purposes of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong or otherwise is or contains an invitation to the public (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the SFO and any rules made thereunder.

Singapore

        This prospectus supplement and the accompanying prospectus have not been registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore ("SFA") by the Monetary Authority of Singapore, and the offer of the Notes in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an "Institutional Investor") pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an "Accredited Investor") or other relevant person as defined in Section 275(2) of the SFA (a "Relevant Person") and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

        It is a condition of the offer that where the Notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

  (a)
  a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

  (b)
  a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

the shares, debentures and units of shares and debentures of that corporation, and the beneficiaries' rights and interest (howsoever described) in that trust, shall not be transferred within 6 months after that corporation or that trust has subscribed for or acquired the Notes except:

  (1)
  to an Institutional Investor, or an Accredited Investor or other Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

  (2)
  where no consideration is or will be given for the transfer;

  (3)
  where the transfer is by operation of law;

  (4)
  as specified in Section 276(7) of the SFA; or

  (5)
  as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Japan

        The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The Notes may not be offered or sold, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any other applicable laws, regulations and ministerial guidelines of Japan.

Other Relationships

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the Operating Partnership and to persons and entities with relationships with the Operating Partnership, for which they received or will receive customary fees and expenses.

        In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the Operating Partnership (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the Operating Partnership. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Conflicts of Interest

        Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters in this offering, or its affiliates is a lender, the administrative agent and the joint lead arranger and joint bookrunner, Goldman Sachs & Co. LLC or its affiliates is a lender and the senior managing agent and U.S. Bancorp Investments, Inc., one of the underwriters in this offering, or its affiliates is a lender, the joint lead arranger and joint bookrunner and the co-syndication agent under our May 2014 Term Loan. Additionally, Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters in this offering, or its affiliates is a lender, the administrative agent and the joint lead arranger and joint bookrunner, Goldman Sachs & Co. LLC or its affiliates is a lender and the senior managing agent and U.S. Bancorp Investments, Inc., one of the underwriters in this offering, or its affiliates is a lender, the joint lead arranger and joint bookrunner and the co-syndication agent under our June 2015 Term Loan. We intend to use the net proceeds from this offering to pay off the May 2014 Term Loan and, if available, reduce the outstanding term indebtedness under our June 2015 Term Loan. See "Use of Proceeds." Upon our application of the net proceeds from this offering to paying off the May 2014 Term Loan and, if available, reducing the outstanding term indebtedness under our June 2015 Term Loan, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co. LLC, U.S. Bancorp Investments, Inc. or their affiliates may individually receive an amount in excess of 5% of the net proceeds from this offering. In the event that greater than 5% of the net proceeds from this offering are used to repay indebtedness owed to any individual underwriter or its affiliates, this offering will be conducted in accordance with FINRA Rule 5121. In such event, no sale of the Notes offered hereby will be made by the affected underwriter to an account over which it exercises discretion without the prior specific written consent of the account holder.

LEGAL MATTERS

        Certain legal and tax matters, including REIT disclosure matters, in connection with the offering of the Notes will be passed upon for us and the Company by Blank Rome LLP, New York, New York. Certain legal matters in connection with Indiana law and the Company's REIT qualification status will be passed upon for us by Faegre Baker Daniels LLP, Indianapolis, Indiana. Sidley Austin LLP, New York, New York, will act as counsel to the underwriters.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated and combined financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of our internal control over financial reporting as of December 31, 2016, as set forth in their reports which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

        The financial statements of Glimcher Realty Trust as of December 31, 2014 and 2013 and for each of the three years in the period ended December 31, 2014, appearing in the Current Report on Form 8-K/A filed by WP Glimcher Inc. (now known as Washington Prime Group Inc.) on February 27, 2015, which is incorporated by reference in this prospectus supplement, have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

 WHERE TO FIND ADDITIONAL INFORMATION

        We file periodic reports and other information with the SEC. Our SEC filings are also available over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file by visiting the SEC's public reference room in Washington, D.C. The SEC's address in Washington, D.C. is 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 11 Wall Street, New York, New York 10005. Our SEC filings are also available on WPG Inc.'s Internet website www.washingtonprime.com. The information contained on, or accessible through, our website is not, and you must not consider the information to be, part of, or incorporated by reference into, this prospectus supplement or the accompanying prospectus.

        We and WPG Inc. have filed a Registration Statement on Form S-3, as amended, with the SEC covering the Notes that may be sold under this prospectus supplement. For further information about us and the Notes being offered, you should refer to this registration statement and its exhibits. This prospectus supplement summarizes material provisions of contracts and other documents to which we refer you. Because this prospectus supplement may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to the aforementioned registration statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        SEC rules allow us to incorporate information into this prospectus supplement by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus supplement and prior to the completion of this offering. This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that have been previously filed with the SEC (other than any documents or information deemed to have been furnished and not filed in accordance with SEC rules):

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 24, 2017;

  •
  The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 from the Company's definitive Proxy Statement for its 2017 Annual Meeting of Shareholders filed with the SEC on April 7, 2017;

  •
  Our Quarterly Reports on Form 10-Q for the three months ended March 31, 2017, filed with the SEC on April 27, 2017, and for the three months ended June 30, 2017, filed with the SEC on July 27, 2017; and

  •
  WPG's Current Reports on Form 8-K (and all amendments thereto), filed with the SEC on February 27, 2015 (amendment), February 2, 2017, February 27, 2017, April 4, 2017, May 16, 2017 and May 22, 2017.

        We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act from the date of this prospectus supplement until the completion of this offering; provided, however that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

        You may request a copy of these filings, at no cost, by contacting Washington Prime Group, L.P., 180 East Broad Street, Columbus, Ohio 43215, Attention: Investor Relations, by telephone at (614) 621-9000, or by visiting WPG Inc.'s website at www.washingtonprime.com. The information contained on, or accessible through, our website is not, and you must not consider the information to be, part of, or incorporated by reference into, this prospectus supplement or the accompanying prospectus. Our reference to our website is intended to be an inactive textual reference only.

PROSPECTUS

WASHINGTON PRIME GROUP, L.P.

Debt Securities

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission under a "shelf" registration or continuous offering process. We may offer the non-convertible debt securities described in this prospectus in one or more offerings from time to time. The debt securities will be our direct unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. We may offer the debt securities separately or together, in separate series and in amounts, at prices and on terms described in one or more supplements to this prospectus and other offering material.

        We may offer and sell these debt securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of debt securities will describe the plan of distribution for that offering.

        This prospectus describes some of the general terms that may apply to these debt securities. The specific terms of any debt securities to be offered, and any other information relating to a specific offering, will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part, in a supplement to this prospectus, in other offering material related to the debt securities or may be set forth in one or more documents incorporated by reference in this prospectus.

        Investing in our debt securities involves risks. You should carefully consider the risks referenced under "Risk Factors" on page 3 of this prospectus, as well as the other information contained in or incorporated by reference in this prospectus and the applicable prospectus supplement, before deciding to invest in the debt securities offered hereby.

        You should read carefully both this prospectus and any prospectus supplement or other offering material before you invest. This prospectus may be used to offer and sell debt securities only if accompanied by a prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 31, 2017

i

ABOUT THIS PROSPECTUS

        This prospectus provides you with a general description of the debt securities offered by us. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and it will be attached to this prospectus. The prospectus supplement and any other offering material may also add to, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus and, accordingly, to the extent inconsistent, information in or incorporated by reference in this prospectus is superseded by the information in the prospectus supplement and any other offering material related to such debt securities.

        We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus, and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein is accurate only as of the date of this prospectus, the date of the prospectus supplement or the dates of the documents incorporated by reference, as the case may be, regardless of the time of delivery of this prospectus or any prospectus supplement or of any sale of debt securities.

        We are offering to sell, and seeking offers to buy, our debt securities only in jurisdictions where offers and sales are permitted.

        In this prospectus, except where the context otherwise requires, (1) references to the "Operating Partnership" and the terms "we," "us" and "our" (in each case other than under the heading "Description of Debt Securities We May Offer") refer to Washington Prime Group, L.P. and its consolidated subsidiaries, (2) such references under the heading "Description of Debt Securities We May Offer" refer specifically to Washington Prime Group, L.P. only, and (3) "WPG" refers specifically to our sole general partner, Washington Prime Group Inc.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and any prospectus supplement may contain or incorporate forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). You can identify these forward-looking statements by our use of the words "believes," "anticipates," "plans," "expects," "may," "will," "intends," "estimates" and similar expressions, whether in the negative or affirmative. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and it is possible that our actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such factors include, but are not limited to: changes in asset quality and credit risk; ability to sustain revenue and earnings growth; changes in political, economic or market conditions generally and the real estate and capital markets specifically; the impact of increased competition; the availability of capital and financing; tenant or joint venture partner(s) bankruptcies; the failure to increase enclosed retail store occupancy and same-store operating income; risks associated with acquisitions, dispositions, development, expansion, leasing and management of properties; changes in market rental rates; trends in the retail industry; relationships with anchor tenants; risks relating to joint venture properties; costs of common area maintenance; competitive market forces; the level and volatility of interest rates; the rate of revenue increases as compared to expense increases; the financial stability of tenants within the retail industry; the restrictions in current financing arrangements or the failure to comply with such arrangements; the liquidity of real estate investments; the impact of changes to tax legislation and our tax positions; WPG's failure to qualify as a real estate investment trust; the failure to refinance debt at favorable terms and conditions; loss of key personnel; material changes in the dividend rates on securities or the ability to pay dividends on WPG's common shares or other securities; possible restrictions on the ability to operate or dispose of any partially-owned properties; the failure to achieve earnings/funds from operations targets or estimates; the failure to achieve projected returns or yields on development and investment properties (including joint ventures); expected gains on debt extinguishment; changes in generally accepted accounting principles or interpretations thereof; terrorist activities and international hostilities; the unfavorable resolution of legal or regulatory proceedings; the impact of future acquisitions and divestitures; assets that may be subject to impairment charges; and significant costs related to environmental issues.

        We have included important factors in the cautionary statements contained or incorporated by reference in this prospectus, particularly under the heading "Risk Factors" in our Annual Report on Form 10-K and in the Quarterly Reports on Form 10-Q and other periodic reports we file with the Securities and Exchange Commission (the "SEC"), that we believe could cause our actual results to differ materially from the forward-looking statements that we make. Many of these factors are macroeconomic in nature and are, therefore, beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance or achievements may vary materially from those described in this prospectus as anticipated, believed, estimated, expected, intended, planned or projected. Except as required by law, we neither intend nor assume any duty or obligation to update or revise these forward-looking statements, which speak only as of their dates, whether as a result of new information, future developments, or otherwise.

WHERE TO FIND ADDITIONAL INFORMATION

        We file periodic reports and other information with the SEC. Our SEC filings are also available over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file by visiting the SEC's public reference room in Washington, D.C. The SEC's address in Washington, D.C. is 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 11 Wall Street, New York, New York 10005.

        We and WPG have filed a registration statement on Form S-3 (Registration Statement No. 333-206500), as amended, with the SEC covering the debt securities that may be sold under this prospectus. For further information on us and the debt securities being offered, you should refer to this registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because this prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to the registration statement of which this prospectus is a part.

WHO WE ARE

        Washington Prime Group, L.P. (the "Operating Partnership") owns, develops, and manages, through its affiliates, real estate properties and other assets. We are a majority-owned limited partnership subsidiary of Washington Prime Group Inc. ("WPG"), which operates as a fully integrated, self-administered and self-managed real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). WPG is our sole general partner.

        On May 28, 2014, we separated from Simon Property Group, Inc. ("SPG") through the distribution of 100% of our outstanding units to the owners of Simon Property Group, L.P. and 100% of the outstanding shares of WPG to the SPG common shareholders in a tax-free distribution. Prior to the separation, we and WPG were wholly owned subsidiaries of SPG and its subsidiaries ("SPG Businesses"). At the time of the separation, our assets consisted of interests in 98 shopping centers (the "WPG Legacy Properties"). Prior to our separation from SPG, WPG entered into agreements with SPG under which SPG provided various services to WPG relating primarily to the legacy SPG Businesses and WPG Legacy Properties, including accounting, asset management, development, human resources, information technology, leasing, legal, marketing, public reporting and tax. The charges for the services were based on an hourly or per transaction fee arrangement and pass-through of out-of-pocket costs. These underlying agreements expired effective May 31, 2016.

        On January 15, 2015, we acquired Glimcher Realty Trust ("GRT"), pursuant to a definitive agreement and plan of merger with GRT and certain affiliated parties of each dated September 16, 2014, in a stock and cash transaction valued at approximately $4.2 billion, including the assumption of debt (the "Merger"). Additionally, included in the consideration were operating partnership units held by limited partners and preferred stock. In the Merger, we acquired material interests in 23 shopping centers comprised of approximately 15.8 million square feet of gross leasable area and assumed additional mortgages on 14 properties with a fair value of approximately $1.4 billion.

        We own, develop and manage enclosed retail properties and community centers. As of June 30, 2017, our assets consisted of material interests in 110 shopping centers in the United States, comprised of approximately 60 million square feet of gross leasable area.

        Washington Prime Group, L.P. was formed as a limited partnership in the State of Indiana on January 17, 2014. Our principal executive offices are located at 180 East Broad Street, Columbus, Ohio 43215, with an additional corporate office located at 111 Monument Circle, Indianapolis, Indiana 46204. The telephone number to our principal office is (614) 621-9000. Our Internet website address is www.washingtonprime.com. The information contained on, or accessible through, our website is not, and you must not consider the information to be, part of, or incorporated by reference into, this prospectus.

        If you want to find more information about us, please see the sections entitled "Where To Find Additional Information" and "Incorporation of Certain Information By Reference" in this prospectus.

RISK FACTORS

        Investing in the debt securities offered by this prospectus involves risks. Before purchasing the debt securities offered by this prospectus, you should carefully consider the risks, uncertainties and additional information (1) set forth in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q filed by us and Current Reports on Form 8-K filed by us, which are incorporated, or deemed to be incorporated, by reference into this prospectus, and in the other documents incorporated by reference in this prospectus that we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus and (2) contained in any applicable prospectus supplement or post-effective amendment. For a description of these reports and documents, and information about where you can find them, see "Where To Find Additional Information" and "Incorporation of Certain Information By Reference."

USE OF PROCEEDS

        We expect to use the net proceeds from our sale of debt securities under this prospectus for general corporate purposes, unless otherwise specified in the prospectus supplement relating to a specific offering. General corporate purposes may include repaying or reducing debt, financing capital commitments, financing future acquisitions, financing development and redevelopment activity, shareholder or partner returns, investments in or to our existing or future subsidiaries or additions to working capital, among other things. If we decide to use the net proceeds from an offering in some other way, we will describe the use of the net proceeds in the prospectus supplement for that offering.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our historical ratios of earnings to fixed charges for the six months ended June 30, 2017 and for the years ended December 31, 2016, 2015, 2014, 2013 and 2012. Information presented for periods prior to May 28, 2014, the date of our separation from SPG, consists of the historical results of the community centers and smaller enclosed retail properties of SPG on a carve-out basis.

	For the Year Ended December 31,
For the Six Months Ended June 30, 2017
	2016	2015	2014	2013	2012
3.82x	1.57x	0.27x	2.29x	4.33x	3.65x

        The above historical ratios do not include the impact of the approximate $1 billion of debt incurred related to the spin-off from SPG for all periods prior to May 28, 2014. The shortfall of earnings to fixed charges for the year ended December 31, 2015 was $103.6 million. This shortfall resulted from the $31.7 million of merger and transaction costs and $148.0 million of impairment losses that we incurred during the year ended December 31, 2015.

        For purposes of calculating the ratio of earnings to fixed charges, the term "earnings" is the amount resulting from adding (1) income from continuing operations before adjustment for income or loss from unconsolidated entities, (2) fixed charges, (3) amortization of capitalized interest and (4) distributed income of unconsolidated entities, reduced by (a) interest capitalized and (b) remeasurement gains from unconsolidated entities. "Fixed charges" consist of (1) interest expense, which includes amortization of debt premiums and discounts, (2) capitalized interest and (3) an estimate of the interest within rental expense.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

        The debt securities offered by this prospectus will be our debt securities issued under an Indenture dated as of March 24, 2015 (the "Indenture"), between us and U.S. Bank National Association, as trustee (the "trustee").

        As used in this prospectus, "debt securities" means the debt securities that we issue and that the trustee authenticates under the Indenture. Capitalized terms used but not defined under this prospectus have the meanings given to them in the Indenture.

        The following description of selected provisions of the Indenture and the debt securities is not complete, and the description of selected terms of the debt securities of a particular series included in the applicable prospectus supplement also will not be complete. You should review the Indenture, which has been filed as an exhibit to the registration statement of which this prospectus is a part, and the supplemental indenture with respect to the debt securities of each particular series and the form of the applicable debt securities, which will be filed as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the Indenture, the applicable supplemental indenture or the form of the applicable debt securities, see "Where To Find Additional Information" in this prospectus. The following description of debt securities and the description of the debt securities of the particular series in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the Indenture, the applicable supplemental indenture and the applicable debt securities, which provisions, including defined terms, are incorporated by reference in this prospectus.

        The debt securities will not be convertible into or exchangeable for any capital stock of WPG or any equity interest in us.

Terms of the Debt Securities

        The Indenture does not limit the amount of debt securities we may issue under it. We may issue debt securities from time to time, without limit as to aggregate principal amount and in one or more series. The terms of each series of debt securities will be established in or pursuant to a resolution of WPG's Board, acting as our general partner, or in one or more supplemental indentures. Without the consent of the holders of the debt securities, we may issue multiple series of debt securities with different terms or "reopen" a previous series of debt securities and issue additional debt securities of that series. The terms of the debt securities include those provisions contained in the Indenture, the supplemental indenture relating to a series of debt securities and those made a part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act").

        The prospectus supplement relating to a series of debt securities being offered will include the specific terms of those debt securities and may include modifications of or additions to the general terms described in this prospectus. The specific terms will include:

  •
  the title of the debt securities of such series;

  •
  the aggregate principal amount of the debt securities and whether there is any limit on the aggregate principal amount of the debt securities of such series that we may subsequently issue;

  •
  the price(s) at which debt securities will be issued;

  •
  whether the debt securities will be in registered or bearer form, and any restrictions applicable to the exchange of one form for another and to the offer, sale or delivery of the debt securities in either form;

  •
  whether the debt securities will be issued in certificated or book-entry form and the identity of the depositary for debt securities issued in book-entry form and the persons entitled to make any endorsements on any such debt securities and to give instructions and take other actions with respect to such debt securities;

  •
  if any of the debt securities are issued in bearer form, (1) the date of the debt securities, and (2) whether and, if applicable, the terms and conditions upon which any interest payment received by a clearing organization will be credited to the persons entitled to interest payable on an interest payment date;

  •
  the date or dates on which the principal and premium, if any, of the debt securities will be payable, or the method by which the payment date or dates will be determined;

  •
  whether the debt securities will bear interest at a fixed or variable rate or not at all and, as applicable:

  •
  the interest rate or the manner in which the interest rate is determined,

  •
  the date or dates from which any interest will accrue or the method or methods for determining such date or dates,

  •
  the record dates and interest payment dates for the debt securities,

  •
  any notice required to be provided to holders of floating rate debt securities regarding the determination of interest and the manner of giving such notice,

  •
  the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months, and

  •
  the first interest payment date;

  •
  the place or places where payments on the debt securities will be payable and where the debt securities may be surrendered for registration of transfer or exchange;

  •
  the redemption period or periods, redemption price or prices and the conditions upon which the debt securities may be redeemed, in whole or in part, at our option, if any;

  •
  any provision that would obligate us to redeem, repurchase or repay any of the debt securities, including any sinking fund requirements, and any provisions for the remarketing of any debt securities so redeemed or repurchased;

  •
  the principal amount payable whether at maturity or upon earlier acceleration, and whether the principal amount will be determined with reference to an index, formula or other method;

  •
  whether the debt securities are denominated or payable in a foreign currency, units of two or more foreign currencies or a composite currency or currencies, and the related terms, conditions and consequences;

  •
  any deletions from, modifications of or additions to the events of default or our covenants with respect to the debt securities;

  •
  the applicability, if any, of the satisfaction and discharge, legal defeasance and covenant defeasance options described under "—Discharge, Legal Defeasance and Covenant Defeasance" and any modifications to these provisions;

  •
  whether and under what circumstances we will be required to pay additional amounts on the debt securities and whether we have the option to redeem the affected debt securities rather than pay the additional amounts; and

  •
  any other material terms of the debt securities and any deletions from or modifications or additions to the Indenture in respect of such debt securities.

        You should be aware that material U.S. federal income tax, accounting and other considerations may be applicable to instruments such as the debt securities. The prospectus supplement relating to a series of debt securities will describe these considerations, if they apply.

        One or more series of debt securities may be offered and sold at a substantial discount below their stated principal amount. These are referred to as "Original Issue Discount Securities." The prospectus supplement relating to any debt securities issued as Original Issue Discount Securities will describe, if material or applicable, the special U.S. federal income tax consequences, accounting and other special considerations that you should consider before purchasing them.

Denominations, Interest, Registration and Transfer

        We will issue each series of debt securities in fully registered form without coupons and/or in bearer form with or without coupons, as described in the applicable prospectus supplement. The Indenture provides that we may issue debt securities in global form. If any series of debt securities is issued in global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in any of those global debt securities may exchange their interests for debt securities of that series and of like tenor and principal amount in any authorized form and denomination.

        Unless the applicable prospectus supplement states otherwise, debt securities issued in fully registered form will be issued in denominations of $2,000 and any integral multiples of $1,000 in excess thereof and debt securities issued in bearer form will be issued in denominations of $5,000 and any integral multiple thereof.

        Unless the applicable prospectus supplement states otherwise, we will pay the principal of and any premium or interest on any series of debt securities in registered form at the corporate trust office of the trustee, currently located at 100 Wall Street, 16th Floor, New York, NY 10005. At our option, we may pay interest by check, wire transfer or any other means permitted under the terms of the debt securities. Unless the applicable prospectus supplement states otherwise, we will have the option to pay interest by check mailed to the person in whose name the debt securities are registered on the applicable record dates or by wire transfer of funds to that person at an account maintained within the United States. Payments on global debt securities will be made to the depositary or its nominee in accordance with the then-existing arrangements between the paying agent(s) for the global debt securities and the depositary. See "—Global Securities."

        A registered holder may present debt securities for exchange, and registered debt securities for transfer, in the manner, at the places and subject to the restrictions set forth in the Indenture and the applicable supplemental indenture. A registered holder may transfer debt securities in bearer form and the coupons, if any, by delivery. There will be no service charge for any transfer or exchange of debt securities, but we may require payment to cover any tax or other governmental charge related to the transfer or exchange.

        We are not required:

  •
  to issue, register the transfer of or exchange any debt security for a period of 15 days prior to the selection of debt securities to be redeemed; or

  •
  to register the transfer of or exchange any registered debt security, or portion of a registered debt security, selected for redemption, except in the case of any registered debt securities to be redeemed in part, the portion thereof not to be redeemed; or

  •
  to exchange any debt security issued in bearer form that has been selected for redemption, unless such debt security is being exchanged for a registered debt security of the same series and of like tenor, provided that the registered debt security is simultaneously surrendered for redemption; or

  •
  to issue, register the transfer of or exchange any debt security, in whole or in part, surrendered for repurchase or repayment at the option of the holder.

Ranking

        The debt securities will be our direct, unsecured and unsubordinated obligations and will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. However, the debt securities will be effectively subordinated in right of payment to our mortgages and other secured indebtedness (to the extent of the value of the collateral securing the same) and to all preferred equity and liabilities, whether secured or unsecured, of our subsidiaries. Subject to specified limitations in the Indenture and as described below under "—Covenants," the Indenture permits us to incur additional secured and unsecured indebtedness.

        Except as described below under "—Covenants—Merger, Consolidation and Transfer of Assets" and other than to the extent provided with respect to debt securities of a particular series and described in the applicable prospectus supplement, the Indenture does not contain any provisions that would limit our ability or the ability of our subsidiaries to incur indebtedness or issue preferred equity that would afford holders of the debt securities protection in the event of:

  •
  a recapitalization or other highly leveraged or similar transaction involving us, any of our affiliates or our management;

  •
  a change of control involving us or WPG; or

  •
  a merger, consolidation, amalgamation, reorganization or restructuring involving us or WPG, or a sale, assignment, transfer, lease or other conveyance of all or substantially all of our assets or WPG's assets that may adversely affect the holders of the debt securities.

        Restrictions on the ownership and transfer of our common shares designed to preserve WPG's status as a REIT, however, may act to prevent or hinder a change of control.

Covenants

        The following covenants will apply to the debt securities unless they are amended or supplemented in the supplemental indenture relating to a particular series of debt securities:

        Merger, Consolidation and Transfer of Assets.    We may not, in any transaction or series of related transactions, (1) consolidate or amalgamate with or merge into any person or (2) sell, assign, transfer, lease or otherwise convey all or substantially all of our assets to any person, in each case, unless:

  •
  either (a) we will be the continuing person (in the case of a merger) or (b) the successor person (if other than us) formed by or resulting from the consolidation, amalgamation or merger, or to which such assets will have been sold, assigned, transferred, leased or otherwise conveyed, (i) is a corporation, limited liability company, trust or partnership organized and existing under the laws of the United States of America, any state thereof or the District of Columbia or any territory thereof and (ii) expressly assumes the due and punctual performance and observance of all of our obligations under the Indenture and the debt securities outstanding under the Indenture;

  •
  immediately after giving effect to such transaction or transactions, no Event of Default (as defined below) under the Indenture, and no event which, after notice or lapse of time or both would become an Event of Default under the Indenture, will have occurred and be continuing; and

  •
  the trustee has received an officer's certificate and opinion of counsel from us to the effect that all conditions precedent provided for in this covenant to such transaction or transactions have been complied with.

        If we, in any transaction or series of related transactions, consolidate or amalgamate with or merge into any person or sell, assign, transfer, lease or otherwise convey all or substantially all of our assets to any person, in each case in accordance with the Indenture, the successor person formed by or resulting from the consolidation, amalgamation or merger or to which such sale, assignment, transfer, lease or other conveyance of all or substantially all of our assets is made will succeed to, and be substituted for, us and may exercise all of its rights and powers under the Indenture, with the same effect as if such successor person had been named in lieu of us in the Indenture, and thereafter, except in the case of a lease, we shall be relieved of all obligations and covenants under the Indenture.

        Reports by Us.    We are required to file with the trustee, and transmit to holders of the debt securities, the information, documents and other reports, and the summaries thereof, as may be required under Section 314(a) of the Trust Indenture Act at the times and in the manner provided pursuant to the Trust Indenture Act; provided, that any information, documents or reports filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act will be filed with the trustee within 15 days after they are required to be filed with the SEC. The trustee has agreed under the Indenture that any quarterly or annual report or other information, document or other report that we file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act on the SEC's EDGAR system will be deemed to constitute delivery of the filing to the trustee.

        Additional Covenants.    Any additional or different covenants with respect to any series of debt securities will be set forth in the applicable prospectus supplement.

Modification and Waivers

        The Indenture permits us and the trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series issued under the Indenture and affected by a modification or amendment (voting as separate classes), to modify or amend any of the provisions of the Indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of the applicable series under the Indenture. However, no modification or amendment shall, without the consent of the holder of each outstanding debt security affected thereby:

  •
  change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on, or any additional amounts with respect to, any debt securities;

  •
  reduce the principal of or any premium on any debt securities or reduce the rate (or modify the calculation of such rate) of interest on, or any additional amounts with respect to, any debt securities, or change our obligation to pay any additional amounts;

  •
  change the date(s) on which, or period(s) in which, any debt securities are subject to mandatory redemption, redemption at our option or repurchase at the option of the holders thereof, or reduce the redemption or repurchase price of any debt securities or otherwise alter the provisions with respect to the redemption or repurchase of any debt securities in a manner that is adverse to the interests of holders of such debt securities;

  •
  change any place where, or the currency in which, any debt securities are payable;

  •
  impair the holders' right to institute suit to enforce the payment of any debt securities on or after their stated maturity or after any applicable redemption date;

  •
  reduce the percentage of the outstanding debt securities of any series whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of such Indenture or specified defaults under the Indenture and their consequences; or

  •
  reduce the requirements for a quorum or voting at a meeting of holders of the applicable debt securities.

        The Indenture also contains provisions permitting us and the trustee, without the consent of the holders of any debt securities issued under the Indenture, to modify or amend the Indenture and the debt securities, among other things:

  •
  to add to the events of default for the benefit of the holders of all or any series of debt securities;

  •
  to add to the covenants for the benefit of the holders of all or any series of debt securities;

  •
  to evidence the succession of another person to us and the assumption by any such successor of our covenants in the Indenture, any supplemental indenture and any debt securities, in accordance with the provisions of the Indenture;

  •
  to provide for security of debt securities of all or any series or to add guarantees in favor of debt securities of all or any series;

  •
  to establish the form or terms of debt securities of any series, and the form of guarantee, if any, of debt securities of any series;

  •
  to cure any mistake or ambiguity, or to correct or supplement any provision, in the Indenture which may be defective or inconsistent with other provisions in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture, or to make any change necessary to comply with any requirement of the SEC in connection with the

    Indenture under the Trust Indenture Act, in each case in a manner that does not adversely affect the interests of the holders of the debt securities of any series in any material respect;

  •
  to supplement the Indenture as necessary to permit or facilitate the defeasance and discharge of a particular series of debt securities in accordance with the provisions in the Indenture;

  •
  to evidence and provide for the acceptance of the appointment of a successor trustee and to add to or change any of the provisions of the Indenture or any supplemental indenture as shall be necessary to provide for or facilitate the administration of the trusts under such Indenture or supplemental indenture by more than one trustee in accordance with the requirements set forth in the Indenture;

  •
  to amend or supplement any provision contained in the Indenture, provided that the amendment or supplement does not apply to any outstanding debt securities issued before the date of the amendment or supplement and entitled to the benefits of that provision; or

  •
  to conform the terms of the Indenture or the debt securities of a series to the description thereof contained in any prospectus, prospectus supplement or other offering document or memorandum relating to the offer and sale of those debt securities, including this prospectus.

        The consent of the holders of outstanding debt securities is not necessary under the Indenture to approve the particular form of any proposed amendment or waiver. It is sufficient if such consent approves the substance of the proposed amendment or waiver.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive our compliance with the restrictive provisions of the Indenture. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any continuing default under the Indenture with respect to the debt securities of that series and its consequences, except a default (1) in the payment of the principal of, or premium, if any, or interest, if any, on, the debt securities of that series, or (2) in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

Events of Default

        Unless amended, modified or supplemented in the supplemental indenture relating to a particular series of debt securities, the term "Event of Default," when used in this prospectus and the Indenture means any one of the following events:

  (1)
  default in the payment of any interest on any of the debt securities when the interest becomes due and payable, and the continuation of the default for a period of 30 days;

  (2)
  default in the payment of any principal of or premium, if any, on, any debt security when it becomes due, whether at stated maturity, upon redemption at our option, upon repurchase or repayment at the option of the holders or otherwise;

  (3)
  default in the deposit of any sinking fund payment, if applicable, or payment under any analogous provision when due with respect to any of the debt securities of such series;

  (4)
  default in the performance, or breach, of any of our covenants in the Indenture or the debt securities of any series not covered elsewhere in this section, other than a covenant included in the Indenture solely for the benefit of a series of debt securities other than such series, which shall not have been remedied for a period of 90 days after there has been given, by registered or certified mail, to us by the trustee, or to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series, a written notice specifying the default and stating that the notice is a "Notice of Default" under the Indenture;

  (5)
  default in any payment of $50 million or more in respect of any of our or any Significant Subsidiary's recourse indebtedness (however evidenced) or any indebtedness of any Subsidiary which we or a Significant Subsidiary have guaranteed or for which we or such Significant Subsidiary are responsible or liable on a full recourse basis, but only after the expiration of any applicable grace period with respect thereto and the default has resulted in such recourse indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, but only if such recourse indebtedness is not discharged, or the acceleration rescinded or annulled, within a period of 30 days after there has been given, by registered or certified mail, to us by the trustee, or to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series, a written notice specifying the default and stating that the notice is a "Notice of Default" under the Indenture;

  (6)
  specified events of bankruptcy, insolvency, or reorganization with respect to us; or

  (7)
  any other Event of Default provided in or pursuant to the Indenture with respect to the debt securities of such series.

        The trustee will be required to give notice to holders of the debt securities of any series at the time outstanding within 90 days after the trustee has actual knowledge (as such knowledge is described in the Indenture) of a default under the Indenture relating to the debt securities of such series unless the default has been cured or waived; provided, however, that the trustee may withhold notice to the holders of the debt securities of such series of any default, except a default in the payment of the principal of, or premium, if any, or interest on, any debt securities of such series, if and so long as specified responsible officers of the trustee determine in good faith that the withholding of the notice is in the interest of the holders of the debt securities of such series; and provided further that in the case of a default of the character as described in (4) above, the trustee will not give notice to the holders of the debt securities of such series until at least 30 days after the occurrence thereof.

        If an Event of Default specified in clause (6) above with respect to the debt securities of any series occurs, then the principal of and any premium due on all the outstanding debt securities of such series and unpaid interest, if any, accrued thereon shall automatically become immediately due and payable. If any other Event of Default with respect to the debt securities of any series occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding, or such lesser amount as may be provided in the debt securities of such series, may declare the principal of and any premium due on the outstanding debt securities of such series and unpaid interest, if any, accrued thereon to be due and payable immediately. However, upon specified conditions, the holders of a majority in aggregate principal amount of the debt securities of any series then outstanding may rescind and annul any such declaration of acceleration and its consequences.

        The Indenture provides that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture, or any remedy thereunder, or for the appointment of a receiver or trustee for us, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series, as well as an offer of indemnity or security reasonably satisfactory to it, and no inconsistent direction has been given to the trustee during such 60 day period by the holders of a majority in aggregate principal amount of the debt securities of such series then outstanding. Notwithstanding any other provision of the Indenture, each holder of debt securities of any series will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest on the debt securities of such series on the respective due dates for those payments and to institute suit for the enforcement of those payments, and this right shall not be impaired without the consent of such holder.

        Subject to the provisions of the Trust Indenture Act requiring the trustee, during the continuance of an Event of Default under the Indenture, to act with the requisite standard of care, the trustee will not be under any obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holders of debt securities of any series unless those holders have offered the trustee indemnity or security reasonably satisfactory to it. The holders of a majority in aggregate principal amount of the debt securities of any series then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee, provided that the direction would not conflict with any rule or law or with the Indenture or with any debt securities issued under the Indenture and such direction would not be unduly prejudicial to the rights of any other holder of debt securities issued under the Indenture, and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

        Within 120 days after the close of each fiscal year, we must deliver to the trustee an officer's certificate stating whether or not such certifying officer has knowledge of any Event of Default or default which, with notice or lapse of time or both, would become such an Event of Default and, if so, specifying each such default and the nature and status thereof; provided that any default that results solely from the taking of an action that would have been permitted but for the continuation of a previous default will be deemed to be cured if such previous default is cured prior to becoming such an Event of Default.

Discharge, Legal Defeasance and Covenant Defeasance

  Satisfaction and Discharge

        Upon our direction, the Indenture shall cease to be of further effect with respect to the debt securities of any series specified by us, subject to the survival of specified provisions of the Indenture when:

  (1)
  either

  (a)
  all outstanding debt securities of that series have been delivered to the trustee for cancellation, subject to exceptions, or

  (b)
  all debt securities of that series have become due and payable or will become due and payable at their maturity within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, funds in the currency in which the debt securities of that series are payable in an amount sufficient to pay and discharge the entire indebtedness on the debt securities of that series, including the principal thereof and, premium, if any, and interest, if any, thereon to, but excluding, the date of such deposit, if the debt securities of that series have become due and payable, or to the stated maturity or earlier redemption date of the debt securities of that series, as the case may be;

  (2)
  we have paid all other sums payable under the Indenture with respect to the debt securities of that series (including amounts payable to the trustee); and

  (3)
  the trustee has received an officer's certificate and an opinion of counsel from us to the effect that all conditions precedent set forth in the Indenture to the satisfaction and discharge of the Indenture in respect of the debt securities of such series have been complied with.

  Legal Defeasance and Covenant Defeasance

        We may elect with respect to the debt securities of any series either:

  (1)
  to defease and discharge itself from any and all obligations with respect to those debt securities ("legal defeasance"), except for, among other things:

  (a)
  our obligation to register the transfer or exchange of those debt securities,

  (b)
  our obligation to replace temporary or mutilated, destroyed, lost, or stolen debt securities,

  (c)
  our obligation to maintain an office or agent in The City of New York in respect of those debt securities, and

  (d)
  our obligation to hold moneys for payment in respect of those debt securities in trust, or

  (2)
  to be released from our obligations with respect to those debt securities under certain covenants in the Indenture for the benefit of the holders of those debt securities, and any omission to comply with those obligations shall not constitute a default or an event of default with respect to those debt securities ("covenant defeasance"), in either case upon the irrevocable deposit with the trustee, or other qualifying trustee, in trust for that purpose, of an amount in the currency in which those debt securities are payable at maturity or, if applicable, upon redemption, and/or government obligations (as defined in the Indenture) which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient, in the written opinion of a nationally recognized firm of independent public accountants, to pay the principal of and any premium and any interest on those debt securities, and any mandatory sinking fund or analogous payments on those debt securities, on the due dates for those payments, whether at stated maturity, upon redemption or otherwise.

        The legal defeasance or covenant defeasance described above shall only be effective if, among other things:

  (1)
  it shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which we are a party or are bound;

  (2)
  in the case of legal defeasance, we shall have delivered to the trustee an opinion of independent counsel reasonably acceptable to the trustee confirming that:

  (a)
  we have received from, or there has been published by, the Internal Revenue Service ("IRS") a ruling; or

  (b)
  since the date of the Indenture, there has been a change in applicable federal income tax law,

    in either case to the effect that, and based on this ruling or change the opinion of counsel shall confirm that, the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

  (3)
  in the case of covenant defeasance, we shall have delivered to the trustee an opinion of independent counsel reasonably acceptable to the trustee to the effect that the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

  (4)
  if the cash and government obligations deposited are sufficient to pay the outstanding debt securities of the applicable series on a particular redemption date, we shall have given the trustee irrevocable instructions to redeem those debt securities on that date;

  (5)
  no Event of Default or default which with notice or lapse of time or both would become an Event of Default with respect to debt securities of the applicable series shall have occurred and be continuing on the date of the deposit into trust (other than a default or Event of Default resulting from the borrowing of funds, or the imposition of liens in connection therewith, to be applied to such deposit under a covenant whose applicability has been or is being defeased, or a default or Event of Default that will be cured by such covenant defeasance or legal defeasance); and, solely in the case of legal defeasance, no Event of Default arising from specified events of bankruptcy, insolvency, or reorganization with respect to us, or a default which with notice or lapse of time or both would become such an Event of Default, shall have occurred and be continuing during the period ending on the 91st day after the date of the deposit into trust; and

  (6)
  we shall have delivered to the trustee an officer's certificate and opinion of counsel to the effect that all conditions precedent set forth in the Indenture to the legal defeasance or covenant defeasance, as the case may be, have been complied with.

        In the event we effect covenant defeasance with respect to debt securities of any series and those debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to the covenants as to which covenant defeasance has been effected, which covenants would no longer be applicable to the debt securities of that series after covenant defeasance, the amount of monies and/or government obligations deposited with the trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities of that series at the time of any acceleration resulting from that Event of Default. However, we would remain liable to make payment of those amounts due at the time of acceleration.

        The applicable prospectus supplement may describe further the provisions, if any, permitting legal defeasance or covenant defeasance, including any modifications to the provisions described above with respect to the debt securities of a particular series.

Concerning the Trustee

        The Indenture provides that there may be more than one trustee under the Indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee separate and apart from any other trustee under the Indenture. Generally, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the Indenture. Any trustee under the Indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, and premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee with respect to that series at an office designated by the trustee.

        U.S. Bank National Association is the trustee under the Indenture. We may maintain corporate trust relationships in the ordinary course of business with the trustee. The trustee shall have, and be subject to, all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to the provisions of the Trust Indenture Act, the trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of debt securities, unless offered reasonable indemnity by such holder against the costs, expense and liabilities which might be incurred thereby.

        Under the Trust Indenture Act, the Indenture is deemed to contain limitations on the right of the trustee should it become our creditor to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions with us. If it acquires any conflicting interest (as described in the Trust Indenture Act) relating to any of its duties with respect to the debt securities, however, it must eliminate the conflict or resign as trustee.

Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to such series. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of global securities will be described in the applicable prospectus supplement relating to that series.

Governing Law

        The Indenture is governed by, and construed in accordance with, the laws of the State of New York, and once issued the debt securities will be as well.

Notices

        All notices to holders of debt securities will be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the trustee.

PLAN OF DISTRIBUTION

        Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the debt securities offered pursuant to this prospectus to or through one or more underwriters or dealers, or we may sell the debt securities to investors directly or through agents. Any such underwriter, dealer or agent involved in the offer and sale of the debt securities will be named in the applicable prospectus supplement. We may sell debt securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

        Underwriters may offer and sell the debt securities at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell the debt securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of the debt securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the debt securities for whom they may act as agent. Underwriters may sell the debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.

        Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the debt securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the debt securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the debt securities may be deemed to be underwriting discounts and commissions.

        Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933, as amended. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of the debt securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such debt securities, if any are purchased.

        Underwriters, dealers and agents may engage in transactions with, or perform services for, us, WPG and our respective affiliates in the ordinary course of business.

        If indicated in the prospectus supplement, we may authorize underwriters or other agents to solicit offers by institutions to purchase debt securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the debt securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

        In connection with the offering of the debt securities hereby, certain underwriters, and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable debt securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which such persons may bid for or purchase securities for the purpose of stabilizing their market price. The underwriters in an offering of debt securities may also create a "short position" for their account by selling more debt securities in connection with the offering than they are committed to purchase from us. In such case, the underwriters could cover all or a portion of such short position by either purchasing debt securities in the open market following completion of the offering of such debt securities or by exercising any overallotment option granted to them by us. In addition, the managing underwriter may impose "penalty bids" under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession with respect to debt securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the debt securities at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time without notice.

        We may sell the debt securities in exchange in whole or part for consideration other than cash. This consideration may consist of services or products, whether tangible or intangible, and including services or products we may use in our business; our outstanding debt or equity securities or those of one or more of our subsidiaries; debt or equity securities or assets of other companies, including in connection with investments, joint ventures or other strategic transactions, or acquisitions; release of claims or settlement of disputes; and satisfaction of obligations, including obligations to make payments to distributors or other suppliers and payment of interest on outstanding obligations. We may sell the debt securities as part of a transaction in which our outstanding debt or equity securities or those of one or more of our subsidiaries are surrendered, converted, exercised, canceled or transferred.

        Any debt securities that we issue will be new issues of debt securities with no established trading market and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters or agents to or through which debt securities are sold by us may make a market in such debt securities, but such underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any debt securities sold by us.

LEGAL MATTERS

        Unless otherwise specified in a prospectus supplement, the validity of the debt securities offered hereby and certain federal income tax matters will be passed upon for us by Faegre Baker Daniels LLP, Indianapolis, Indiana and for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated and combined financial statements and schedule of Washington Prime Group, L.P., included in our Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of our internal control over financial reporting as of December 31, 2016, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

        The financial statements of Glimcher Realty Trust as of December 31, 2014 and 2013 and for each of the three years in the period ended December 31, 2014, appearing in the Current Report on Form 8-K/A filed by WP Glimcher Inc. (now known as Washington Prime Group Inc.) on February 27, 2015, which is incorporated by reference in this prospectus, have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means:

  •
  incorporated documents are considered part of this prospectus;

  •
  we can disclose important information to you by referring you to those documents; and

  •
  information that we file with the SEC will automatically update and supersede the information in this prospectus and any information that was previously incorporated in this prospectus.

        The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than documents or information deemed to have been furnished and not filed in accordance with the SEC rules, unless otherwise indicated therein) until we have sold all of the debt securities to which this prospectus relates or the offering is otherwise terminated:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 24, 2017;

  •
  The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 from WPG's definitive Proxy Statement for its 2017 Annual Meeting of Shareholders filed with the SEC on April 7, 2017;

  •
  Our Quarterly Reports on Form 10-Q for the three months ended March 31, 2017, filed with the SEC on April 27, 2017, and for the three months ended June 30, 2017, filed with the SEC on July 27, 2017; and

  •
  WPG's Current Reports on Forms 8-K (and all amendments thereto) filed with the SEC on February 27, 2015 (amendment), February 2, 2017, February 27, 2017, April 4, 2017, May 16, 2017 and May 22, 2017.

        To receive a free copy of any of the documents incorporated by reference in this prospectus and any prospectus supplement (other than exhibits, unless an exhibit has been specifically incorporated by reference into the document), call us or write us at the following address or telephone number:

Washington Prime Group, L.P.
180 East Broad Street
Columbus, Ohio 43215
Attention: Investor Relations
Telephone: (614) 621-9000

or visit our website, www.washingtonprime.com. The information contained on, or accessible through, our website is not part of, or incorporated by reference into, this prospectus. Our reference to our website is intended to be an inactive textual reference only.

$

Washington Prime Group, L.P.

      % Notes due 20

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Merrill Lynch	Goldman Sachs & Co. LLC	Jefferies	US Bancorp

August     , 2017